Execution Copy

MERGER AGREEMENT

by and between

BANK OF GRANITE CORPORATION

and

FIRST COMMERCE CORPORATION

Dated as of December 18, 2002

Page
ARTICLE I

DEFINED TERMS

1.1 Definitions	1

ARTICLE II

THE HOLDING COMPANY MERGER;

CONVERSION AND EXCHANGE OF COMPANY SHARES

2.1 The Holding Company Merger	9
2.2 Company Shares	10
2.3 Merger Consideration	10
2.4 Election and Pro Ration Procedures	11
2.5 Closing Payment	13
2.6 Exchange Procedures	13
2.7 Dissenting Shares	14
2.8 Company Stock Options	14

ARTICLE III

THE BANK MERGER;

CONVERSION AND EXCHANGE OF COMPANY BANK SHARES

3.1 The Bank Merger	16
3.2 Company Bank Shares	16
3.3 Company Bank Offices	16

ARTICLE IV

THE CLOSING

4.1 Closing	16
4.2 Deliveries by the Company	16
4.3 Deliveries by the Buyer	17

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5.1 Organization; Standing and Power	17
5.2 Authority; No Conflicts	17
5.3 Capital Stock	18
5.4 SEC Filings; Company Financial Statements	18
5.5 Absence of Undisclosed Liabilities	19

i

EXHIBITS

Exhibit A	Form of Plan of Merger in respect of the Holding Company Merger
Exhibit B	Form of Plan of Merger in respect of the Bank Merger
Exhibit C	Form of Employment Agreement of Wesley W. Sturges
Exhibit D	Form of Affiliate Letter

MERGER AGREEMENT

     THIS MERGER AGREEMENT (this “Agreement”), dated as of the 18th day of December, 2002, is by and between:

     BANK OF GRANITE CORPORATION, a Delaware corporation and a holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended (the “Buyer”); and

     FIRST COMMERCE CORPORATION, a North Carolina corporation and a holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended (the “Company”).

Background Statement

     The Buyer and the Company desire to effect a merger pursuant to which the Company will merge into the Buyer, with the Buyer being the surviving corporation (the “Holding Company Merger”). In consideration of the Holding Company Merger, the shareholders of the Company will receive shares of common stock of the Buyer and/or cash. It is intended that the Holding Company Merger qualify as a tax-free reorganization under Section 368 of the Code (as defined below). The Holding Company Merger is expected to be accounted for under the purchase method. Subsequent to the Holding Company Merger, it is expected that the Buyer Bank and the Company Bank (each, as hereinafter defined) will effect a merger pursuant to which the Company Bank will merge into the Buyer Bank, with the Buyer Bank being the surviving corporation (the “Bank Merger,” and together with the Holding Company Merger, the “Mergers”).

Statement of Agreement

     In consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

     1.1     Definitions. As used in this Agreement, the following terms have the following meanings:

     “Acquisition Proposal” means any offer or proposal by any Person concerning any tender or exchange offer, proposal for a merger, share exchange, recapitalization, consolidation or other business combination involving the Company or any of its subsidiaries or any divisions of any of the foregoing, or any proposal or offer to acquire in any manner, directly or indirectly, a 10% or more equity interest in, or 10% or more of the assets, business or deposits of, the Company or any of its subsidiaries, other than pursuant to the transactions contemplated by this Agreement.

     “Acquisition Transaction” means the consummation of any merger, share exchange, recapitalization, consolidation or other business combination involving the Company or any of its subsidiaries or any divisions of the foregoing, or the acquisition in any manner, directly or indirectly, of a

10% or more equity interest in, or 10% or more of the assets, business or deposits of, the Company or any of its subsidiaries, other than pursuant to the transactions contemplated by this Agreement.

     “Affiliate” means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person, and shall be deemed to include the directors and executive officers of a corporate Person. For the purpose of this Agreement, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, as used with respect to the Company, the term “Affiliates” includes its subsidiaries.

     “Agreement” means this Merger Agreement.

     “Assets” means all of the assets, properties, businesses and rights of a Person of every kind, nature, character and description, whether real, Personal or mixed, tangible or intangible, accrued or contingent, whether or not carried on any books and records of such Person, whether or not owned in such Person’s name and wherever located.

     “Average Closing Price” means with respect to the Buyer’s Stock, the average of the daily closing sales price thereof on the Nasdaq National Market System during a specified period, as reported in The Wall Street Journal (or, if not reported thereby, any other authoritative source).

     “Bank Holding Company Act” means the Bank Holding Company Act of 1956, as amended.

     “Bank Merger” has the meaning given to it in the Background Statement hereof.

     “Bank Merger Effective Time” has the meaning given to it in Section 3.1.

     “Benefit Plans” means all pension, retirement, profit-sharing, deferred compensation, stock option, stock purchase, employee stock ownership, restricted stock, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including without limitation “employee benefit plans” as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, a Person or any of its subsidiaries for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate.

     “BPMHL” means Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.

     “Business Day” means any day excluding Saturday, Sunday and any day that is a legal holiday in the State of North Carolina.

     “Buyer” has the meaning given to it in the introductory paragraph hereof.

     “Buyer Bank” means Bank of Granite, a North Carolina bank and a wholly owned subsidiary of the Buyer.

     “Buyer Financial Statements” means, with respect to the Buyer and its subsidiaries, the consolidated audited statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the years ended December 31, 2001, 2000 and 1999 and consolidated audited balance sheets as of December 31, 2001, 2000 and 1999, as well as the interim unaudited consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the completed fiscal quarters since December 31, 2001 and the consolidated interim balance sheets as of each such quarter.

     “Buyer Parties” means the Buyer and the Buyer Bank.

     “Buyer SEC Reports” has the meaning given to it in Section 6.4.

     “Buyer’s Stock” means the common stock of Bank of Granite Corporation, $1.00 par value, transactions in which are quoted on the Nasdaq National Market System.

     “Cash Election Shares” has the meaning given to it in Section 2.4.

     “Closing” means the closing of the Holding Company Merger, as identified more specifically in Article IV.

     “Closing Date” has the meaning given to it in Section 4.1.

     “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

     “Company” has the meaning given to it in the introductory paragraph hereof.

     “Company Bank” means First Commerce Bank, a North Carolina bank and a wholly owned subsidiary of the Company.

     “Company Bank Shares” has the meaning given to it in Section 3.2.

     “Company Contracts” has the meaning given to it in Section 5.14.

     “Company Financial Statements” means, with respect to the Company and its subsidiaries, the consolidated audited statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the years ended December 31, 2001, 2000 and 1999 and consolidated audited balance sheets as of December 31, 2001, 2000 and 1999, as well as the interim unaudited consolidated statements of statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for each of the completed fiscal quarters since December and the consolidated interim balance sheets as of each such quarter.

     “Company Option Plans” has the meaning given to it in Section 2.8.

     “Company Options” has the meaning given to it in Section 2.8.

     “Company Parties” means the Company and the Company Bank.

     “Company SEC Reports” has the meaning given to it in Section 5.4.

     “Company Shares” has the meaning given to it in Section 2.2.

     “Confidentiality Agreements” has the meaning given to it in Section 8.4.

     “Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person given or granted with respect to any Contract, Law, Order, or Permit.

     “Contract” means any agreement, warranty, indenture, mortgage, guaranty, lease, license or other contract, agreement, arrangement, commitment or understanding, written or oral, to which a Person is a party.

     “Costs” means the legal, accounting, investment banking, printing, mailing and other out-of-pocket fees and expenses incurred by the Company Parties or Buyer Parties, as the case may be, in connection with this Agreement and the transactions contemplated herein.

     “Default” means (i) any breach or violation of or default under any Contract, Order or Permit (including any noncompliance with restrictions on assignment, where assignment is defined to include a change of control of the parties to this Agreement or any of their subsidiaries or the merger or consolidation of any of them with another Person), (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute such a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

     “Dissenting Shares” has the meaning given to it in Section 2.7.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     “ERISA Plan” means any Benefit Plan that is an “employee welfare benefit plan,” as that term is defined in Section 3(l) of ERISA, or an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA.

     “Effective Time” has the meaning given to it in Section 2.1(f).

     “Election Deadline” has the meaning given to it in Section 2.4.

     “Election Form” has the meaning given to it in Section 2.4.

     “Environmental Assessment” means any and all soil and groundwater tests, surveys, environmental assessments and other inspections, tests and inquiries conducted by the Buyer or any agent of the Buyer and related to the Real Property of the Company and its subsidiaries.

     “Environmental Laws” means any federal, state or local law, statute, ordinance, rule, regulation, permit, directive, license, approval, guidance, interpretation, order or other legal requirement relating to the protection of human health or the environment, including but not limited to any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Hazardous Material Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.) (“RCRA”), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking

Water Act (42 U.S.C. § 300 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) (“OSHA”), as such laws and regulations have been or are in the future amended or supplemented, and each similar federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws.

     “Environmental Survey” has the meaning given to it in Section 8.3.

     “Exchange Agent” has the meaning given to it in Section 2.5.

     “FDIC” means the Federal Deposit Insurance Corporation.

     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

     “GAAP” means generally accepted accounting principles in the United States as recognized by the American Institute of Certified Public Accountants, as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person’s prior financial practice.

     “Governmental Authority” means any nation, province or state, or any political subdivision thereof, and any agency, department, natural Person or other entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government, including Regulatory Authorities.

     “Hazardous Material” means any substance or material that either is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law or is otherwise regulated under any Environmental Law, or the presence of which in some quantity requires investigation, notification or remediation under any Environmental Law.

     “Holding Company Merger” has the meaning given to it in the Background Statement hereof.

     “Holding Company Plan of Merger” has the meaning given to it in Section 2.1.

     “Knowledge of the Buyer Parties” means the actual personal knowledge of any of the directors and executive officers of the Buyer and the Buyer Bank.

     “Knowledge of the Company Parties” means the actual personal knowledge of any of the directors and executive officers of the Company and the Company Bank.

     “Law” means any code, law, ordinance, rule, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, business or operations promulgated, interpreted or enforced by any Governmental Authority.

     “Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, asserted, absolute or contingent, liquidated or unliquidated, matured or unmatured or otherwise.

     “Lien” means, whether contractual or statutory, any conditional sale agreement, participation or repurchase agreement, assignment, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) easements, restrictions of record and title exceptions that could not reasonably be expected to have a Material Adverse Effect, and (iii) pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

     “Litigation” means any action, arbitration, cause of action, complaint, criminal prosecution, governmental investigation of which the Person being investigated has been notified, hearing, or administrative or other proceeding, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     “Loan Collateral” means all of the assets, properties, businesses and rights of every kind, nature, character and description, whether real, Personal, or mixed, tangible or intangible, accrued or contingent, owned by whomever and wherever located, in which the Company or any of its subsidiaries has taken a security interest with respect to, on which the Company or any of it subsidiaries has placed a Lien with respect to, or which is otherwise used to secure, any loan made by the Company or any of its subsidiaries or any note, account, or other receivable payable to the Company or any of its subsidiaries.

     “Mailing Date” has the meaning given to in Section 2.4.

     “Market Value” of the Buyer’s Stock on any date shall be the closing price of such stock as quoted on the Nasdaq National Market System (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source), or if such date is not a trading day, on the last trading day preceding that date.

     “Material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided, however, that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     “Material Adverse Effect” on a Person shall mean an event, change, or occurrence that, individually or together with any other event, change, or occurrence, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Person and its subsidiaries, taken as a whole, or (ii) the ability of such Person to perform its obligations under this Agreement or to consummate the Mergers or the other transactions contemplated by this Agreement, provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a party to this Agreement (or any of its subsidiaries) taken with the prior informed consent of the other party hereto in contemplation of the transactions contemplated hereby, and (d) the Mergers (and the reasonable expenses incurred in connection therewith) and compliance with the provisions of this Agreement on the operating performance of the Buyer Parties or the Company Parties.

     “Measurement Period” means the 20-trading day period ending three trading days prior to the Effective Time.

     “Merger Consideration” has the meaning given to it in Section 2.3.

     “Mergers” has the meaning given to it in the Background Statement hereof.

     “Mixed Election Cash Amount” has the meaning given to it in Section 2.4.

     “Mixed Election Stock Amount” has the meaning given to it in Section 2.4.

     “Mixed Election Shares” has the meaning given to it in Section 2.4.

     “Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, or Governmental Authority.

     “Participation Facility” shall mean any facility or property in which the Person in question or any of its subsidiaries participates in the management (including but not limited to participating in a fiduciary capacity) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     “Pension Plan” means any ERISA Plan that also is a “defined benefit plan” (as defined in Section 414(j) of the Code or Section 3(35) of ERISA).

     “Per Share Cash Consideration” has the meaning given to it in Section 2.3.

     “Per Share Mixed Consideration” has the meaning given to in Section 2.3.

     “Per Share Stock Consideration” has the meaning given to in Section 2.3.

     “Permit” means any approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right given by a Governmental Authority to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

     “Person” means a corporation, a limited liability company, an association, a joint venture, a partnership, an organization, a business, an individual, a trust, a Governmental Authority or any other legal entity, or any group of any of the foregoing acting in concert.

     “Proxy Statement” has the meaning given to it in Section 5.17.

     “Real Property” means all of the land, buildings, premises, or other real property in which a Person has ownership or possessory rights, whether by title, lease or otherwise (including banking facilities and any foreclosed properties). Notwithstanding the foregoing, “Real Property,” as used with respect to any of the Company and its subsidiaries, does not include any Loan Collateral not yet foreclosed and conveyed to the Company or one of its subsidiaries as of the date with respect to which the term “Real Property” is being used.

     “Registration Statement” has the meaning given to it in Section 5.17.

     “Regulatory Authorities” means, collectively, the Federal Trade Commission; the United States Department of Justice; the Federal Reserve Board; the North Carolina Commissioner of Banks, the North Carolina Banking Commission; the FDIC, the National Association of Securities Dealers, Inc.; the SEC; and all other regulatory agencies having jurisdiction over the parties hereto and their respective subsidiaries.

     “Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

     “SEC” means the Securities and Exchange Commission.

     “Securities Documents” means all forms, proxy statements, registration statements, reports, schedules and other documents filed or required to be filed by a Person or any of its subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     “Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, each as amended, and the rules and regulations of any Governmental Authority promulgated under each.

     “Shareholder Meeting” has the meaning given to it in Section 5.17.

     “Stock Adjustment” has the meaning given to it in Section 2.3.

     “Stock Election Shares” has the meaning given to it in Section 2.4.

     “Sturges Employment Agreement” means the Employment Agreement to be entered into at or prior to Closing between the Buyer, the Buyer Bank and Wesley W. Sturges, substantially in the form attached hereto as Exhibit C.

     “Superior Proposal” means a bona fide written unsolicited Acquisition Proposal (including a new or solicited proposal received by the Company or any of its subsidiaries after execution of this Agreement from a party whose initial contact with the Company may have been solicited prior to the execution of this Agreement) that the Company’s board of directors concludes in good faith to be more favorable from a financial point of view to the Company’s shareholders than the Holding Company Merger and the other transactions contemplated hereby, (i) based on the advice of its financial advisors (which shall be reasonably acceptable to the Buyer, but which shall include BPMHL in any event), (ii) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein), and (iii) after taking into account all legal (with the advice of outside counsel reasonably acceptable to the Buyer, but which shall include BPMHL in any event), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable Law.

     “Surviving Bank” has the meaning given to it in Section 3.1.

     “Surviving Holding Company” has the meaning given to it in Section 2.1.

     “Tax” or “Taxes” means any and all taxes, charges, fees, levies or other assessments (whether federal, state, local or foreign), including without limitation income, gross receipts, excise, property, estate, sales, use, value added, transfer, license, payroll, franchise, ad valorem, withholding, Social Security and unemployment taxes, as well as any interest, penalties and other additions to such taxes, charges, fees, levies or other assessments.

     “Tax Return” means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

     “Taxable Period” shall mean any period prescribed by any Governmental Authority for which a Tax Return is required to be filed or Tax is required to be paid.

     “Total Cash Consideration” has the meaning given to it in Section 2.3.

     “Total Cash Election Amount” has the meaning given to it in Section 2.4.

     “Total Stock Consideration” has the meaning given to it in Section 2.3.

     “Total Stock Election Amount” has the meaning given to it in Section 2.4.

ARTICLE II

THE HOLDING COMPANY MERGER;
CONVERSION AND EXCHANGE OF COMPANY SHARES

     2.1     The Holding Company Merger.

     (a)     The Merger. On the terms and subject to the conditions of this Agreement, the Plan of Merger in respect of the Holding Company Merger, which shall be substantially in the form attached hereto as Exhibit A (the “Holding Company Plan of Merger”), and applicable North Carolina and Delaware Law, the Company shall merge into the Buyer, the separate existence of the Company shall cease, and the Buyer shall be the surviving corporation (the “Surviving Holding Company”).

     (b)     Governing Documents. The certificate of incorporation of the Buyer in effect at the Effective Time shall be the certificate of incorporation of the Surviving Holding Company until further amended in accordance with applicable Law. The bylaws of the Buyer in effect at such Effective Time shall be the bylaws of the Surviving Holding Company until further amended in accordance with applicable Law.

     (c)     Directors and Officers. Subject to Section 7.2(b), from and after the Effective Time, until successors or additional directors are duly elected or appointed in accordance with applicable Law, (i) the directors of the Buyer at the Effective Time shall be the directors of the Surviving Holding Company, and (ii) the officers of the Buyer at the Effective Time shall be the officers of the Surviving Holding Company.

     (d)     Headquarters. The headquarters of the Surviving Holding Company and the Surviving Bank after the Merger, unless and until relocated by the Buyer, shall be Granite Falls, North Carolina.

     (e)     Approval. The parties hereto shall take and cause to be taken all action necessary to approve and authorize (i) this Agreement and the other documents contemplated hereby (including without limitation the Holding Company Plan of Merger) and (ii) the Holding Company Merger and the other transactions contemplated hereby.

     (f)     Effective Time. The Holding Company Merger shall become effective on the date and at the time of filing of the related Certificate of Merger and Articles of Merger, each containing the Holding Company Plan of Merger, in the form required by and executed in accordance with applicable Delaware and North Carolina Law, or at such other time specified therein. The date and time when the Holding Company Merger shall become effective is herein referred to as the “Effective Time.”

     (g)     Filing of Certificate of Merger and Articles of Merger. At the Closing, (i) the Buyer and the Company shall cause the Certificate of Merger and (ii) the Company shall cause the Articles of Merger in respect of the Holding Company Merger, each containing the Holding Company Plan of Merger, to be executed and filed with the Secretary of State of Delaware and the Secretary of State of North Carolina, respectively, as required by applicable Delaware and North Carolina Law, and shall take any and all other actions and do any and all other things to cause the Holding Company Merger to become effective as contemplated hereby.

     2.2     Company Shares.

     (a)     Each share of the Company’s capital stock (the “Company Shares”), no par value per share, issued and outstanding to Persons, except for the Company Shares held by the Buyer and its Affiliates immediately prior to the Effective Time (other than shares held in a fiduciary capacity or as a result of debts previously contracted), shall, by virtue of the Holding Company Merger and without any action on the part of the holders thereof, be canceled and converted at the Effective Time into the right to receive the Merger Consideration (as defined below) in accordance with this Article II.

     (b)     Each Company Share, by virtue of the Holding Company Merger and without any action on the part of the holder thereof, shall at the Effective Time no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of certificates representing any such Company Shares shall thereafter cease to have any rights with respect to such shares, except for the right to receive the Merger Consideration.

     (c)     From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Holding Company of the Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Company Shares are presented to the Surviving Holding Company, they shall be canceled, and exchanged and converted into the Merger Consideration as provided for herein.

     2.3     Merger Consideration.

     (a)     Subject to Sections 2.4, 2.5 and 2.6, at the Effective Time, the holders of Company Shares outstanding at the Effective Time, other than the Buyer and its Affiliates, shall be entitled to receive, and the Buyer shall pay or issue and deliver, one of the following for each Company Share: (i) 0.658 shares of the Buyer’s Stock plus $4.49 of cash (the “Per Share Mixed Consideration”); (ii) 0.9022 shares of the Buyer’s Stock (the “Per Share Stock Consideration”); or (iii) $16.60 in cash (the “Per Share Cash Consideration”); provided, however, that such consideration to be paid by the Buyer under clauses (i) and (ii) above in connection with the Holding Company Merger shall be subject to adjustment based on the Average Closing Price of the Buyer’s Stock for the Measurement Period pursuant to Section 2.3(b) and Section 10.1(g). The foregoing consideration, collectively and in the aggregate, as adjusted in accordance with the terms hereof, is referred to here in as the “Merger Consideration.”

     (b)     In the event that the Average Closing Price of the Buyer’s Stock for the Measurement Period is more than $22.08, (i) the Per Share Stock Consideration shall be decreased so that the value of the Per Share Stock Consideration, based on the Average Closing Price of the Buyer’s Stock for the Measurement Period, is as close as practical to $19.92, and (ii) the stock and/or cash components of the Per Share Mixed Consideration shall be adjusted so that the value of the Buyer’s Stock comprising the Per Share Mixed Consideration, based on the Average Closing Price of the Buyer’s Stock for the Measurement Period, plus the amount of cash comprising the Per Share Mixed Consideration is as close as practical to $19.02. The determination of whether to adjust the stock, the cash or a combination of the stock and cash components of the Per Share Mixed Consideration pursuant to the foregoing clause (ii) shall be at the sole discretion of the Buyer.

     (c)     Subject to the 2.3(b) and Section 2.4, each holder of a Company Share may elect to receive the Per Share Stock Consideration, the Per Share Cash Consideration or the Per Share Mixed

Consideration for each such Company Share; provided, however, that if any holder (or beneficial owner) of Company Shares makes any such election or aggregate elections with respect to more Company Shares than held or owned by such Person, the excess number of Company Shares with respect to which elections were made shall be deducted from the number of Company Shares with respect to which an election for the Per Share Stock Consideration was made; provided, further, however, that (i) the aggregate number of shares of the Buyer’s Stock to be paid as Merger Consideration shall be 671,612 shares, including any fractional shares of the Buyer’s Stock that would be issued but for Section 2.3(d), and (ii) the aggregate amount of cash to be paid as Merger Consideration shall be $4,584,880, (x) subject to equitable adjustment to reflect any stock dividend, stock split or other stock payment in respect of the Buyer’s Stock, the exercise of any Company Options, and the issuance of Company Shares pursuant to Section 2.8(d) after the date hereof and prior to the Effective Time and (y) subject to the effect of any adjustment made as provided in Section 2.3(b) and Section 10.1(g). The aggregate amount of the Buyer’s Stock to be paid as Merger Consideration shall be referred to in this Agreement as the “Total Stock Consideration,” and the aggregate amount of cash to be paid by the Buyer is referred to in this Agreement as the “Total Cash Consideration.”

     (d)     No fractional shares of the Buyer’s Stock shall be issued or delivered in connection with the Holding Company Merger. In lieu of any such fractional share, subject to Section 2.5, each holder of Company Shares who would otherwise have been entitled to a fraction of a share of the Buyer’s Stock shall be entitled to receive cash (without interest) in an amount equal to such fraction multiplied by the Market Value of one share of the Buyer’s stock on the trading day immediately prior to the Effective Time.

     (e)     In the event the Buyer changes the number of shares of the Buyer’s Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock (each a “Stock Adjustment”) and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the amount of the Buyer’s Stock to be exchanged for Company Shares in connection with the Holding Company Merger shall be equitably adjusted to reflect such change.

     2.4     Election and Pro Ration Procedures.

     (a)     Election.

(i) An election form (“Election Form”) together with the other transmittal materials described in Section 2.6 shall be mailed as soon as reasonably practicable after the Effective Time to each holder of Company Shares of record at the Effective Time. Such date of mailing shall be referred to hereinafter as the “Mailing Date.” Each Election Form shall permit a holder (or the beneficial owner through appropriate and customary documentation and instruction) of Company Shares to elect to receive the Per Share Mixed Consideration, the Per Share Stock Consideration or the Per Share Cash Consideration with respect to all or any of such holder’s (or beneficial owner’s) Company Shares.

Company Shares as to which an election is properly made for the Per Share Mixed Consideration and Company Shares as to which no election for receipt of the Per Share Stock Consideration or the Per Share Cash Consideration is properly made are referred to herein as the “Mixed Election Shares;” Company Shares as to which a proper election is made for the Per Share Stock Consideration are referred to herein as the “Stock Election Shares;” and Company Shares as to which a proper election is made for the Per Share Cash Consideration are referred to herein as the “Cash Election Shares.” In addition, all Dissenting Shares shall be deemed Cash Election Shares.

The “Total Stock Election Amount” equals the sum of (i) the Per Share Stock Consideration multiplied by the total number of Stock Election Shares, plus (ii) the Mixed Election Stock Amount (as defined below). The “Total Cash Election Amount” equals the sum of (a) the Per Share Cash Consideration multiplied by the total number of Cash Election Shares, plus (b) the Mixed Election Cash Amount (as defined below). The “Mixed Election Stock Amount” equals the amount of the Buyer’s Stock comprising the Per Share Mixed Consideration multiplied by the total number of Mixed Election Shares. The “Mixed Election Cash Amount” equals the amount of the cash comprising the Per Share Mixed Consideration multiplied by the total number of Mixed Election Shares.

(ii) Any Company Share with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before a date after the Effective Time to be agreed upon by the parties hereto (which date will be set forth on the Election Form), but in any event not earlier than the 20th Business Day after the Mailing Date (such deadline, the “Election Deadline”) shall be deemed, at the discretion of the Buyer, either a Mixed Election Share, a Stock Election Share or a Cash Election Share.

(iii) Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all Company Shares covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Election Form may be revoked or changed by the Person submitting such Election Form (or the beneficial owner of the shares covered by such Election Form through appropriate and customary documentation and instruction) at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline and no other valid election is made, the Company Shares represented by such Election Form shall be Mixed Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither the Buyer nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

     (b)     Allocation. As soon as reasonably practicable after the Effective Time, the Buyer shall cause the Exchange Agent to allocate the Merger Consideration among the holders of Company Shares. The allocation shall be effected by the Exchange Agent as follows:

(i) Each Mixed Election Share shall be converted into the right to receive an amount of cash and a number of shares of the Buyer’s Stock comprising the Per Share Mixed Consideration.

(ii) If the Total Stock Consideration is less than the Total Stock Election Amount (or if the Total Cash Consideration is greater than the Total Cash Election Amount), then:

(A) each Cash Election Share shall be converted into the right to receive an amount of cash equal to the Per Share Cash Consideration; and

(B) each Stock Election Share shall be converted into the right to receive (I) an amount in cash equal to the Total Cash Consideration less the Total Cash Election Amount divided by the total number of Stock Election Shares, and (II) a number of shares of the Buyer’s Stock equal to the Total Stock Consideration less the aggregate Mixed Election Stock Amount divided by the total number of Stock Election Shares.

(iii) If the Total Stock Consideration is greater than the Total Stock Election Amount (or if the Total Cash Consideration is less than the Total Cash Election Amount), then:

(A) each Stock Election Share shall be converted into the right to receive the Per Share Stock Consideration; and

(B) each Cash Election Share shall be converted into the right to receive (I) an amount in cash equal to the Total Cash Consideration less the aggregate Mixed Election Cash Amount, divided by the total number of Cash Election Shares, and (II) a number of shares of the Buyer’s Stock equal to the Total Stock Consideration less the Total Stock Election Amount divided by the total number of Cash Election Shares.

     2.5     Closing Payment. At the Effective Time, the Buyer shall deposit with an exchange and transfer agent selected by the Buyer (the “Exchange Agent”), for the benefit of the holders of Company Shares, (i) a certificate or certificates representing the aggregate number of shares of the Buyer’s Stock comprising the Merger Consideration, and (ii) an aggregate amount of cash comprising the Merger Consideration and in lieu of any fractional shares, to be issued and paid as the Merger Consideration in accordance with the provisions of this Agreement. The Exchange Agent shall deliver the Merger Consideration in accordance with the procedures set forth in Section 2.6 below. The Exchange Agent shall invest any cash so deposited as instructed by the Buyer and any interest resulting from such investment shall be paid to the Buyer. The Buyer shall not be obligated pay any of the Merger Consideration to any holder of Company Shares until such holder surrenders the certificates representing such holder’s Company Shares.

     2.6     Exchange Procedures.

     (a)     After the Effective Time, the Buyer shall cause the Exchange Agent to mail to the shareholders of the Company of record at the Effective Time, the Election Form, as required under Section 2.4 and other appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing Company Shares prior to the Effective Time shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of Company Shares issued and outstanding at the Effective Time (other than any of such shares held by the Buyer or any Affiliate thereof or canceled pursuant to Section 2.2(c)) shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the number of shares of the Buyer’s Stock and the cash to which such holder is entitled hereunder (including any cash payments to which such holder is entitled hereunder in respect of rights to receive fractional shares). The Exchange Agent shall not be obligated to deliver any of such payments in cash or stock until such holder surrenders the certificate(s) representing such holder’s Company Shares. The certificate(s) so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Buyer nor the Exchange Agent shall be liable to any holder of Company Shares for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     (b)     To the extent permitted by applicable Law, former shareholders of record of the Company shall be entitled to vote after the Merger Consideration has been allocated pursuant to the provisions of this Article at any meeting of the Buyer’s stockholders the number of whole shares of the Buyer’s Stock into which their respective Company Shares are converted pursuant to the Holding Company Merger, regardless of whether such holders have exchanged their certificates representing such Company Shares for certificates representing the Buyer’s Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Buyer on the Buyer’s Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of the Buyer’s Stock issuable pursuant to this Agreement, but beginning at the Effective Time, no dividend or other distribution payable to the holders of record of the Buyer’s Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing any of the Company Shares issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in this Section 2.6. However, upon surrender of such certificate(s), both the certificate(s) representing the shares of the Buyer’s Stock to which such holder is entitled and any such undelivered dividends (without any interest) shall be delivered and paid with respect to each share represented by such certificates.

     2.7     Dissenting Shares. Notwithstanding any other provision of this Agreement to the contrary, Company Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have not voted in favor of the Holding Company Merger or consented thereto in writing and who properly shall have demanded appraisal for such shares in accordance with North Carolina Law (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders instead shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of North Carolina Law, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares under North Carolina Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.6 of the certificate or certificates that, immediately prior to the Effective Time, evidenced such shares. The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any shares of Company Shares, attempted withdrawals of such demands for appraisal or any other instruments served pursuant to North Carolina Law and received by the Company relating to shareholders’ rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under North Carolina Law consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of the Buyer, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for appraisal or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with North Carolina Law.

     2.8     Company Stock Options.

     (a)     At the Effective Time, each option to acquire Company Shares granted or deemed granted pursuant to the Company’s Employee Option Plan, Director Option Plan, or Omnibus Stock and Incentive Plan (collectively, the “Company Option Plans”) that is then outstanding and unexercised (“Company Options”), whether or not vested, up to a maximum number of Company Options covering 222,579 Company Shares (less any Company Shares covered by options exercised on and after the date of this Agreement prior to the Effective Time), shall be converted into and become rights with respect to the Buyer’s Stock, and the Buyer shall assume each Company Option, in accordance with the terms of the Company Option Plans and any applicable option or incentive agreements, except that from and after the Effective Time: (i) the Buyer and the Compensation Committee of its board of directors shall be substituted for the Company and the Compensation Committee of its board of directors (including, if applicable, the entire board of directors of the Company administering the Company Option Plans); (ii) the Company Options assumed by the Buyer may be exercised solely for shares of the Buyer’s Stock; (iii) the number of shares of the Buyer’s Stock subject to such converted Company Options shall be equal to the number of Company Shares subject to Company Options immediately prior to the Effective Time multiplied by the Per Share Stock Consideration, rounded to the next highest share; (iv) the per-share exercise price under each such converted Company Option shall be adjusted by dividing the exercise price of the Company Option immediately prior to the Effective Time by the Per Share Stock Consideration, rounded down to the nearest cent, (v) all such assumed Company Options shall become vested and exercisable upon completion of the Holding Company Merger, and (vi) all directors of the Company who do not serve or subsequently cease to serve on the board of directors of the Buyer or the Buyer Bank or the Buyer’s Mecklenburg Local Advisory Board shall have up to one year after the Effective Time or after subsequently ceasing service on any such board, as the case may be, to exercise their options before their expiration.

     (b)     In addition, each assumed Company Option that is an “incentive stock option” shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Code.

     (c)     As soon as reasonably practicable after the Effective Time, the Buyer shall deliver to each holder of an assumed Company Option who remains employed by the Buyer an appropriate notice setting forth such participant’s rights pursuant thereto, and the grants pursuant to such options shall continue in effect on substantially the same terms and conditions (subject to the adjustments required by Section 2.8(a) after giving effect to the Holding Company Merger), and the Buyer shall comply with the terms of the assumed Company Options to ensure, to the extent required by, and subject to the provisions of, such options, that the Company Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, and at all times thereafter, the Buyer shall have reserved a sufficient number of shares of the Buyer’s Stock for issuance upon exercise of the Company Options assumed by it in accordance with this Section 2.8. The Buyer agrees to file within a reasonable period of time after the Effective Time a registration statement on Form S-8 covering the offering of such options and the offering and sale of the shares of the Buyer’s Stock issuable pursuant to such options.

     (d)     The Company shall issue to the Company’s employee stock purchase plan (Stock Purchase Rights under the Company’s Omnibus Stock and Incentive Plan), and shall cause such plan to complete the purchase of, no later than one Business Day prior to the Effective Time, all Company Shares required to be issued to and purchased by or under such plan between the date of this Agreement and the Effective Time, but in any event not to exceed 3,029 Company Shares. The Company shall cause such plan to be terminated no later than immediately prior to the Effective Time.

     (e)     The Company shall cause its Deferred Compensation Plan for Directors to be terminated no later than immediately prior to the Effective Time, with the amounts credited to each of the Company’s directors under such plan to be paid to each such director in cash promptly after the time of termination of such plan. In addition, the Buyer shall make a cash payment promptly after the Effective Time to each of the Company’s directors under such plan in an amount equal to the difference between (i) the amount allocated to each such director under such plan and (ii) the value of the Company Shares that could have been purchased in such director’s account under such plan, assuming for such purpose that the purchase price per Company Share is $16.60.

ARTICLE III

THE BANK MERGER;
CONVERSION AND EXCHANGE OF COMPANY BANK SHARES

     3.1 The Bank Merger. After the consummation of the Holding Company Merger and pursuant to the Plan of Merger in respect of the Bank Merger, which shall be substantially in the form of Exhibit B, attached hereto, and applicable North Carolina Law, it is expected that the Company Bank shall merge and combine into the Buyer Bank, the separate existence of the Company Bank shall cease, and the Buyer Bank shall be the surviving corporation (the “Surviving Bank”). The date and time when the Bank Merger shall become effective is referred to herein as the “Bank Merger Effective Time.”

     3.2 Company Bank Shares.

     (a)  Each share of the Company Bank’s capital stock (the “Company Bank Shares”), $5.00 par value per share, issued and outstanding to Persons immediately prior to the Bank Merger Effective Time shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be canceled and retired and shall cease to exist, and each holder of certificates representing any such shares shall thereafter cease to have any rights with respect to such shares.

     (b)  From and after the Bank Merger Effective Time, there shall be no transfers on the stock transfer books of the Surviving Bank of the Company Bank Shares that were outstanding immediately prior to the Bank Merger Effective Time. If, after the Bank Merger Effective Time, certificates representing the Company Bank Shares are presented to the Surviving Bank, they shall be canceled.

     3.3 Company Bank Offices. After the consummation of the Bank Merger, the offices and branches of the Surviving Bank shall become offices and branches of the Buyer Bank.

ARTICLE IV

THE CLOSING

     4.1 Closing. The Closing of the Holding Company Merger shall take place at the offices of Robinson, Bradshaw & Hinson, P.A. in Charlotte, North Carolina as soon as reasonably practical after all conditions to Closing have been met, or on such other date or at such other location as the Buyer and the Company may mutually agree (such date, the “Closing Date”). At the Closing, the parties hereto will execute, deliver and file all documents necessary to effect the transactions contemplated to occur at Closing herein, including the Certificate of Merger and Articles of Merger in respect of the Holding Company Merger.

     4.2 Deliveries by the Company. At or by the Closing, the Company shall have caused the following documents to be executed and delivered:

     (a)  the agreements, opinions, certificates, instruments and other documents contemplated in Section 9.3;

     (b)  the Sturges Employment Agreement; and

     (c) all other documents, certificates and instruments required hereunder to be delivered to the Buyer, or as may reasonably be requested by the Buyer at or prior to the Closing.

ARTICLE I DEFINED TERMS
ARTICLE II THE HOLDING COMPANY MERGER; CONVERSION AND EXCHANGE OF COMPANY SHARES
2.1 The Holding Company Merger
2.2 Company Shares
2.3 Merger Consideration
2.4 Election and Pro Ration Procedures
2.5 Election and Pro Ration Procedures
2.6 Exchange ProceduresElection and Pro Ration Procedures
2.7 Dissenting Shares
2.8 Company Stock Options
ARTICLE III
THE BANK MERGER; CONVERSION AND EXCHANGE OF COMPANY BANK SHARES
3.2 Company Bank Shares
3.3 Company Bank Offices
ARTICLE IV
4.1 Closing
4.2 Deliveries by the Company
4.3 Deliveries by the Buyer
ARTICLE V
5.1 Organization; Standing and Power
5.2 Authority; No Conflicts
5.3 Capital Stock
5.4 SEC Filings; Company Financial Statements
5.5 Absence of Undisclosed Liabilities
5.6 Absence of Certain Changes or Events
5.7 Tax Matters
5.8 Assets
5.9 Securities Portfolio and Investments
5.10 Environmental Matters
5.11 Compliance with Laws
5.12 Labor Relations
5.13 Employee Benefit Plans
5.14 Contracts
5.15 Legal Proceedings
5.16 Reports
5.17 Registration Statement; Proxy Statement
5.18 Accounting, Tax, and Regulatory Matters
5.19 State Takeover Laws
5.20 Charter Provisions
5.21 Records
5.22 Derivatives
5.23 Certain Regulated Businesses
5.24 Commissions
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE BUYER
6.1 Organization; Standing and Power.
6.2 Authority; No Conflicts.
6.3 Buyer’s Stock.
6.4 SEC Filings; Buyer Financial Statements.
6.6 Tax Matters.
6.7 Absence of Certain Changes or Events
6.8 Compliance with Laws
6.9 Securities Portfolio
6.10 Employee Benefit Plans.
6.11 Legal Proceedings
6.12 Reports
6.13 Registration Statement; Proxy Statement
6.14 Accounting, Tax, and Regulatory Matters
6.15 Derivatives
6.16 Commissions
ARTICLE VII
COVENANTS
7.1 Covenants of the Company.
7.2 Covenants of the Buyer
7.3 Covenants of All Parties to the Agreement.
ARTICLE VIII
DISCLOSURE OF ADDITIONAL INFORMATION
8.1 Access to Information
8.2 Access to Premises
8.4 Confidentiality
8.5 Publicity
ARTICLE IX
CONDITIONS TO CLOSING
9.1 Mutual Conditions
9.3 Conditions to the Obligations of the Buyer
ARTICLE X
TERMINATION
10.1 Termination
10.2 Procedure and Effect of Termination
10.3 Termination Fee; Expenses.
ARTICLE XI
MISCELLANEOUS PROVISIONS
11.1 Expenses
11.2 Survival of Representations
11.3 Amendment and Modification
11.4 Waiver of Compliance; Consents
11.5 Notices
11.6 Assignment
11.7 Separable Provisions
11.8 Governing Law
11.9 Counterparts
11.10 Interpretation
11.11 Entire Agreement
Press Release dated December 18, 2002
Merger Agreement dated December 18, 2002
Bank of Granite Corp Investor Presentation Slides

     4.3 Deliveries by the Buyer. At or by the Closing, the Buyer shall have caused the following documents to be executed and delivered:

     (a)  the agreements, opinions, certificates, instruments and other documents contemplated in Section 9.2;

     (b)  the Sturges Employment Agreement; and

     (c)  all other documents, certificates and instruments required hereunder to be delivered to the Company, or as may reasonably be requested by the Company at or prior to the Closing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Company’s Disclosure Schedule, the Company represents and warrants to the Buyer that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     5.1 Organization; Standing and Power.

     (a)  The Company is a North Carolina corporation and a bank holding company registered with the Federal Reserve Board under the Bank Holding Company Act, and the Company Bank is a bank chartered under North Carolina Law. The Company Bank is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and subject to dollar limits under such Act, all deposits in the Company Bank are fully insured by the FDIC to the extent permitted by Law.

     (b)  Each of the Company and its subsidiaries (i) is a corporation or a bank duly organized or chartered, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or other applicable power and authority to carry on, its businesses as now conducted and to own, lease and operate its Assets, and (iii) is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except where the failure to do so will not cause a Material Adverse Effect on the Company.

     5.2 Authority; No Conflicts.

     (a) Subject to required regulatory and shareholder approvals, the Company has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of the Company’s obligations under this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company. This Agreement represents a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought).

     (b)  Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company Parties of the transactions contemplated hereby, nor compliance by the Company Parties with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation, certificate of incorporation, bylaws or any other similar governing document of either Company Party, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Company or any of its subsidiaries under, any Contract or Permit of the Company or any of its subsidiaries, or (iii) subject to obtaining the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to the Company or any of its subsidiaries or any of their Assets.

     (c)  Other than in connection or compliance with the provisions of the Securities Laws and banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Company and the Company Bank of the Mergers and the other transactions contemplated in this Agreement.

     5.3 Capital Stock.

     (a)  The authorized capital stock of the Company consists of (a) 20,000,000 shares of common stock, no par value per share, of which 1,020,635 shares are issued and outstanding as of the date of this Agreement, and except for such 1,020,635 shares of common stock, there are no shares of capital stock or other equity securities of the Company outstanding. The authorized capital stock of the Company Bank consists of 20,000,000 shares of common stock, $5.00 par value per share, of which 922,689 shares are issued and outstanding as of the date of this Agreement and are owned and held by the Company, and except for such 922,689 shares of common stock, there are no shares of capital stock or other equity securities of the Company Bank outstanding. Section 5.3 of the Company’s Disclosure Schedule lists all of the Company’s direct and indirect subsidiaries other than the Company Bank as of the date of this Agreement. The Company or one of its subsidiaries owns all of the issued and outstanding shares of capital stock of each such subsidiary.

     (b)  All of the issued and outstanding shares of capital stock of the Company and its subsidiaries are duly and validly issued and outstanding and are fully paid and nonassessable except, in the case of the Company Bank, pursuant to Section 53-42 of the North Carolina General Statutes. None of the outstanding shares of capital stock of the Company or any of its subsidiaries has been issued in violation of any preemptive rights of the current or past shareholders of such Persons.

     (c)  No equity securities of the Company or any subsidiary of the Company are or may become required to be issued (other than to the Company or any of its subsidiaries) by reason of any Rights, and there are no Contracts by which the Company or any subsidiary of the Company is bound to issue (other than to the Company or subsidiary of the Company) additional shares of its capital stock or Rights or by which the Company or any of its subsidiaries is or may be bound to transfer any shares of the capital stock of the Company or any subsidiary of the Company (other than to the Company or any of its subsidiaries). There are no equity securities reserved for any of the foregoing purposes, and there are no Contracts relating to the rights of the Company or any of its subsidiaries to vote or to dispose of any shares of the capital stock of any subsidiary of the Company. All Company Options are issued or deemed issued under, governed by and subject to the Company Option Plans.

     5.4 SEC Filings; Company Financial Statements.

     (a)  The Company has filed and made available to the Buyer all forms, reports, and documents required to be filed by the Company with the SEC since December 31, 1997 (collectively, the “Company SEC Reports”). The Company SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Company’s subsidiaries is required to file any forms, reports, or other documents with the SEC.

     (b)  Each of the Company Financial Statements (including, in each case, any related notes) contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC), and fairly presented or will fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates and the related consolidated income, comprehensive income and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

     5.5 Absence of Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any Liabilities that are Material, either individually or in the aggregate, except Liabilities that are accrued or reserved against in the consolidated balance sheet of the Company as of December 31, 2001, included in the Company Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business consistent with past practice subsequent to December 31, 2001. Neither the Company nor any of its subsidiaries has incurred or paid any Liabilities that are Material, either individually or in the aggregate, since December 31, 2001, except for Liabilities incurred or paid in the ordinary course of business consistent with past business practice. To the Knowledge of the Company Parties, no facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Company or any of its subsidiaries that are Material, either individually or in the aggregate.

     5.6 Absence of Certain Changes or Events. Since December 31, 2001, (i) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Company, and (ii) each of the Company and its subsidiaries has conducted in all Material respects its respective businesses as now conducted in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

     5.7 Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of any of Company and its subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2001, and all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except to the extent reserved against in the Company Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b)  None of the Company or its subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c)  Adequate provision for any Taxes due or to become due for any of the Company or its subsidiaries for the period or periods through and including the date of the respective Company Financial Statements has been made and is reflected on such Company Financial Statements.

     (d)  Each of the Company and its subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

     (e)  None of the Company and its subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

     (f)  There are no Liens with respect to Taxes upon any of the Assets of the Company and its subsidiaries.

     (g)  There has not been an ownership change, as defined in Code Section 382(g), of the Company and its subsidiaries that occurred during any Taxable Period in which any of the Company and its subsidiaries has incurred a net operating loss that carries over to another Taxable Period.

     (h)  Neither the Company nor any of its subsidiaries has filed any consent under Section 341(f) of the Code concerning collapsible corporations.

     (i)  Neither the Company nor any of its subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     5.8 Assets. Each of the Company and its subsidiaries have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for Liens to secure public deposits, repurchase agreements and borrowings from the Federal Home Loan Bank in the ordinary course of business consistent with past practice. All tangible properties used in the businesses of the Company and its subsidiaries are in good condition in all Material respects, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with each of their past practices. All Assets held under leases or subleases by any of the Company and its subsidiaries are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors’ rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. Each of the Company and its subsidiaries currently maintain insurance in amounts, scope, and coverage reasonably necessary for their operations. None of the Company or its subsidiaries has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be increased in any Material respect. The Assets of the Company and its subsidiaries include all Assets required to operate in all Material respects their businesses taken as a whole as presently conducted.

     5.9 Securities Portfolio and Investments. All securities owned by the Company or any of its subsidiaries (whether owned of record or beneficially) are held free and clear of all Liens that would impair the ability of the owner thereof to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time, except for those Liens to secure public deposits, repurchase agreements and borrowings from the Federal Home Loan Bank, in the ordinary course of business consistent with past practice. There are no voting trusts or other agreements or undertakings to which the Company or any of its subsidiaries is a party with respect to the voting of any such securities. Except for fluctuations in the market values of United States Treasury and agency, mortgage-backed or municipal securities, since December 31, 2001, there has been no significant deterioration or Material adverse change in the quality, or any Material decrease in the value, of the securities portfolio of the Company and its subsidiaries, taken as a whole.

     5.10 Environmental Matters.

     (a)  Each of the Company and its subsidiaries, its Participation Facilities, and its Loan Collateral are, and have been, in compliance in all Material respects with all Environmental Laws.

     (b)  There is no Litigation pending or, to the Knowledge of the Company Parties, threatened before any court, Governmental Authority, or other forum in which any of the Company and its subsidiaries or any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by the Company or any of its subsidiaries or any of its Participation Facilities.

     (c)  There is no Litigation pending or, to the Knowledge of the Company Parties, threatened before any court, Governmental Authority, or other forum in which any Loan Collateral (or the Company or any of its subsidiaries in respect of such Loan Collateral) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving Loan Collateral.

     (d)  To the Knowledge of the Company Parties, no facts exist that provide a reasonable basis for any Litigation of a type described in subsections (b) or (c).

     (e)  During and, to the Knowledge of the Company Parties, prior to, the period of (i) any of the Company’s or its subsidiaries’ ownership or operation of any of their respective current properties, (ii) any of the Company’s or its subsidiaries’ participation in the management of any Participation Facility, or (iii) any of the Company’s or subsidiaries’ holding of a security interest in Loan Collateral, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties.

     5.11 Compliance with Laws. Each of the Company and its subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Assets and to carry on its business in all Material respects, and there has occurred no Default under any such Permit that could have a Material Adverse Effect on the Company. None of the Company or its subsidiaries: (i) is in violation, in any Material respect, of any Laws, Orders, or Permits applicable to its business or employees conducting its business; and (ii) has received any notification or communication from any Governmental Authority or any Regulatory Authority or the staff thereof (a) asserting that any of the Company and its subsidiaries is not in compliance with any of the Laws or Orders that such Governmental Authority or Regulatory Authority enforces, (b) threatening to revoke any Permits, or (iii) requiring the Company or any of its subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any board or directors resolution or similar undertaking that restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.12 Labor Relations. Neither the Company nor any of its subsidiaries is the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is any of them a party to or bound by any collective bargaining Contract, with a labor union or labor organization, nor is there any strike or other labor dispute involving any of them pending or, to the Knowledge of the Company Parties, threatened, nor, to the Knowledge of the Company Parties, is there any activity involving any of the Company’s or its subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.13 Employee Benefit Plans.

     (a)  The Company has made available to the Buyer prior to the execution of this Agreement correct and complete copies in each case of all Company Benefits Plans.

     (b)  All Company Benefit Plans are in compliance in all Material respects with the applicable terms of ERISA, the Code, and any other applicable Laws.

     (c)  Neither the Company nor any of its subsidiaries has an “obligation to contribute” (as defined in ERISA Section 4212) to a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)).

     (d)  Each “employee pension benefit plan,” as defined in Section 3(2) of ERISA, ever maintained by the Company or its subsidiaries that was intended to qualify under Section 401(a) of the Code and with respect to which the Company or any of its subsidiaries has any Liability, is disclosed as such in Section 5.13 of the Company’s Disclosure Schedule.

     (e)  The Company has made available to the Buyer prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Company Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Company Benefit Plans or amendments, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1997, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Company Benefit Plan with respect to the most recent plan year, and (iv) the most recent summary plan descriptions and any modifications thereto.

     (f)  Each Company ERISA Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and, to the Knowledge of the Company Parties, there is no circumstance that will or could reasonably be expected to result in revocation of any such favorable determination letter. Each trust created under any Company ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Code and the Company is not aware of any circumstance that will or could reasonably be expected to result in revocation of such exemption. With respect to each such Company Benefit Plan, no event has occurred that will or could reasonably be expected to give rise to a loss of any intended Tax consequences under the Code or to any Tax under Section 511 of the Code. There is no Litigation pending or, to the Knowledge of the Company Parties, threatened relating to any Company ERISA Plan.

     (g)  Neither the Company nor any of its subsidiaries has engaged in a transaction with respect to any Company Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject the Company or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company or any of its subsidiaries nor, to the Knowledge of the Company Parties, any administrator or fiduciary of any Company Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, that could subject the Company or any of its subsidiaries to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Company Benefit Plans has been made to employees of the Company or any of its subsidiaries that is not in accordance with the written or otherwise preexisting terms and provisions of such plans.

     (h)  Neither the Company nor any of its subsidiaries maintains or has ever maintained a Pension Plan.

     (i)  Neither the Company nor any of its subsidiaries has any obligation for retiree health and retiree life benefits under any of the Company Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

     (j)  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any payment (including without limitation severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of the Company or it subsidiaries from the Company or any of its subsidiaries under any Company Benefit Plan or otherwise, (ii) increase any benefit otherwise payable under any Company Benefit Plan, or (iii) result in any acceleration of the time of any payment or vesting of any benefit.

     5.14 Contracts. None of the Company or its subsidiaries, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by the Company or its subsidiaries or the guarantee by the Company or its subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances to depository institution subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-KSB filed by the Company with the SEC as of the date of this Agreement that has not been filed as an exhibit to the Company’s Form 10-KSB filed for the fiscal year ended December 31, 2001, or in another SEC Document and identified to the Buyer (together with all Contracts referred to in Sections 5.8 and 5.13(a) of this Agreement, the “Company Contracts”). With respect to each Company Contract: (i) the Contract is in full force and effect; (ii) none of the Company or its subsidiaries is in Default in any Material respect thereunder; (iii) neither the Company nor any of its subsidiaries has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of the Company Parties, in Default in any respect, or has repudiated or waived any Material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of the Company and its subsidiaries for money borrowed (not including deposit Liabilities) is prepayable at any time without penalty or premium.

     5.15 Legal Proceedings. There is no Litigation pending, or, to the Knowledge of the Company Parties, threatened against the Company or any of its subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, nor are there any Orders of any Regulatory Authorities, other Governmental Authorities, or arbitrators outstanding against any the Company or its subsidiaries. There is no Litigation to which the Company or any of its subsidiaries is a party that names the Company or any of its subsidiaries as a defendant or cross-defendant and where the maximum exposure is estimated to be $25,000 or more.

     5.16 Reports. Since December 31, 1997, or the date of organization if later, each of the Company and its subsidiaries has timely filed all Material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

     5.17 Registration Statement; Proxy Statement. Subject to the accuracy of the representations contained in Section 6.13, the information supplied by the Company or its subsidiaries for inclusion in the registration statement on Form S-4 (or on such other form as may be appropriate) (the “Registration Statement”) covering the offering of shares of the Buyer’s Stock to be issued pursuant to this Agreement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by or on behalf of the Company and its subsidiaries for inclusion in the proxy statement/prospectus to be sent to the shareholders of the Company to consider at a special meeting (the “Shareholder Meeting”) to vote on the Holding Company Merger (such proxy statement/prospectus as amended or supplemented is referred to herein as the “Proxy Statement”) will not, on the date the Proxy Statement is first mailed to shareholders, at the time of the Shareholder Meeting and at the Effective Time, contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to the Company or its subsidiaries or any of their Affiliates should be discovered by the Company or its subsidiaries that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company will promptly inform the Buyer. The Proxy Statement shall comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder. Notwithstanding the foregoing, neither the Company nor any of its subsidiaries makes any representation or warranty with respect to any information supplied by the Buyer or any of its subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement.

     5.18 Accounting, Tax, and Regulatory Matters. None of the Company or its subsidiaries or any Affiliate thereof has taken or agreed to take any action, that could not reasonably be expected to (i) prevent the Holding Company Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement.

     5.19 State Takeover Laws. Each of the Company and its subsidiaries has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable “moratorium,” “control share,” “fair price,” “business combination,” or other anti-takeover Laws of the State of North Carolina.

     5.20 Charter Provisions. Each of the Company and the Company Bank has taken all action so that the entering into of this Agreement and the consummation of the Mergers and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the articles of incorporation, certificate of incorporation, bylaws, or other governing instruments of either of the Company Parties or restrict or impair the ability of the Buyer or any of its subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, the capital stock of the Company or any of its subsidiaries that may be directly or indirectly acquired or controlled by it.

     5.21 Records. Complete and accurate copies of the articles of incorporation, certificate of incorporation, bylaws, or other governing instruments of either of the Company Parties have been made available to the Buyer. The stock book of each such Person contains, in all Material respects, complete and accurate records of the record share ownership of the issued and outstanding shares of stock thereof.

     5.22 Derivatives. Neither the Company nor any of its subsidiaries has entered into or otherwise is a party to any interest rate swap, cap, floor, option agreement, future or forward contract, or other similar risk management arrangements, whether for the account of the Company or its subsidiaries or their customers.

     5.23 Certain Regulated Businesses. Neither the Company nor any of its subsidiaries is an “investment company” as defined in the Investment Company Act of 1940, as amended, nor is it a “public utility holding company” as defined in the Public Utility Holding Company Act of 1935, as amended.

     5.24 Commissions. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder’s fees from the Company or any of its subsidiaries in connection with the transactions contemplated hereby by reason of any action taken by the Company or any of its subsidiaries or, to the Knowledge of the Company Parties, any of the Company’s shareholders.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE BUYER

     Except as set forth on the Buyer’s Disclosure Schedule, the Buyer represents and warrants to the Company that the statements contained in this Article VI are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     6.1 Organization; Standing and Power.

     (a)  The Buyer is Delaware corporation and a bank holding company registered with the Federal Reserve Board under the Bank Holding Company Act. The Buyer Bank is a bank chartered under North Carolina Law. The Buyer Bank is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and subject to dollar limits under such Act, all deposits in the Buyer Bank are fully insured by the FDIC to the extent permitted by Law.

     (b) Each of the Buyer and its subsidiaries (i) is a corporation or a bank duly organized or chartered, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or other applicable power and authority to carry on its businesses as now conducted and to own, lease and operate its Assets, and (iii) is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except where the failure to do so will not cause a Material Adverse Effect on the Buyer.

     6.2 Authority; No Conflicts.

     (a)  Subject to required regulatory approvals, the Buyer has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of and performance of its obligations under this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Buyer. This Agreement represents a legal, valid, and binding obligation of the Buyer, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought).

     (b)  Neither the execution and delivery of this Agreement by the Buyer, nor the consummation by the Buyer Parties of the transactions contemplated hereby, nor compliance by the Buyer Parties with any of the provisions hereof will (i) conflict with or result in a breach of any provision of any Buyer Party’s certificate of incorporation or bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Buyer or any of its subsidiaries under, any Contract or Permit of the Buyer or any of its subsidiaries, or (iii) subject to obtaining the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to the Buyer Parties or any of their respective Assets.

     (c)  Other than in connection or compliance with the provisions of the Securities Laws and banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Buyer and the Buyer Bank of the Mergers and the other transactions contemplated in this Agreement.

     6.3 Buyer’s Stock.

     (a)  The authorized capital stock of the Buyer consists of 25,000,000 shares of common stock, $1.00 par value per share, of which 14,420,986 shares are issued as of the date of this Agreement, 13,359,111 shares are outstanding and 1,061,875 shares are treasury shares, and except for such 13,359,111 shares, there are no shares of capital stock of the Buyer outstanding. The authorized capital stock of the Buyer Bank consists of 4,000,000 shares of common stock, $5.00 par value per share, of which 1,484,866 shares are issued and outstanding as of the date of this Agreement, and except for such shares, there are no shares of capital stock of the Buyer Bank outstanding. The Buyer owns all of the issued and outstanding shares of capital stock of the Buyer Bank, and no shares of capital stock of the Buyer Bank are owned by any other Person. Section 6.3 of the Buyer’s Disclosure Schedule lists all of the Buyer’s direct and indirect subsidiaries other than the Buyer Bank as of the date of this Agreement. The Buyer or one of its subsidiaries owns all of the issued and outstanding shares of capital stock of each such subsidiary.

     (b)  All of the issued and outstanding shares of capital stock of the Buyer and its subsidiaries are duly and validly issued and outstanding and are fully paid and nonassessable except, in the case of the Buyer Bank, pursuant to Section 53-42 of the North Carolina General Statutes. Shares of the Buyer’s Stock to be issued hereunder are duly authorized and, upon issuance, will be validly issued and outstanding and fully paid and nonassessable, free and clear of any Liens, pledges or encumbrances. None of the outstanding shares of capital stock of the Buyer or any of its subsidiaries has been issued in violation of any preemptive rights of the current or past stockholders of such Persons, and none of the shares of the Buyer’s Stock to be issued pursuant to this Agreement will be issued in violation of any preemptive rights of the current or past stockholders of the Buyer.

     (c)  No equity securities of the Buyer or any subsidiary of the Buyer are or may become required to be issued (other than to the Buyer or any of its subsidiaries) by reason of any Rights, and there are no Contracts by which the Buyer or any subsidiary of the Buyer is bound to issue (other than to the Buyer or subsidiary of the Buyer) additional shares of its capital stock or Rights or by which the Buyer or any of its subsidiaries is or may be bound to transfer any shares of the capital stock of the Buyer or any subsidiary of the Buyer (other than to the Buyer or any of its subsidiaries). There are no equity securities reserved for any of the foregoing purposes, and there are no Contracts relating to the rights of the Buyer or any of its subsidiaries to vote or to dispose of any shares of the capital stock of any subsidiary of the Buyer.

     6.4 SEC Filings; Buyer Financial Statements.

     (a)  The Buyer has filed all forms, reports, and documents required to be filed by the Buyer with the SEC since December 31, 1997 (collectively, the “Buyer SEC Reports”). The Buyer SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Buyer’s subsidiaries is required to file any forms, reports, or other documents with the SEC.

     (b)  Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer SEC Reports, including any Buyer SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present in all material respects the consolidated financial position of the Buyer and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

     6.5 Absence of Undisclosed Liabilities. Neither the Buyer nor any of its subsidiaries has any Liabilities that are Material, either individually or in the aggregate, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Buyer as of December 31, 2001, included in the Buyer Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business consistent with past practice subsequent to December 31, 2001. Neither the Buyer nor any of its subsidiaries has incurred or paid any Liabilities that are Material, either individually or in the aggregate, since December 31, 2001, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice. No facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Buyer or any of its subsidiaries that are Material, either individually or in the aggregate.

     6.6 Tax Matters.

     (a)  All Tax Returns required to be filed by or on behalf of any of Buyer and its subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2001, and all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except to the extent reserved against in the Buyer Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b)  None of the Buyer or its subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c)  Adequate provision for any Taxes due or to become due for any of the Buyer or its subsidiaries for the period or periods through and including the date of the respective Buyer Financial Statements has been made and is reflected on such Buyer Financial Statements.

     (d)  There are no Liens with respect to Taxes upon any of the Assets of the Buyer and its subsidiaries.

     6.7 Absence of Certain Changes or Events. Since December 31, 2001, (i) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Buyer, and (ii) each of the Buyer and its subsidiaries has conducted in all Material respects its respective businesses as now conducted in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

     6.8 Compliance with Laws. Each of the Buyer and its subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Assets and to carry on its business in all Material respects, and there has occurred no Default under any such Permit that could have a Material Adverse Effect on the Buyer. None of the Buyer or its subsidiaries: (i) is in violation in any Material respect of any Laws, Orders, or Permits applicable to its business or employees conducting its business; and (ii) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (a) asserting that any of the Buyer and its subsidiaries is not in compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, (b) threatening to revoke any Permits, or (c) requiring the Buyer or any of its subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any board or directors resolution or similar undertaking that restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     6.9 Securities Portfolio. Except for fluctuations in the market values of United States Treasury and agency, mortgage-backed or municipal securities, since December 31, 2001, there has been no significant deterioration or Material adverse change in the quality, or any Material decrease in the value, of the securities portfolio of the Buyer and its subsidiaries, taken as a whole.

     6.10 Employee Benefit Plans.

     (a)  All Buyer Benefit Plans are in compliance in all Material respects with the applicable terms of ERISA, the Code, and any other applicable Laws.

     (b)  Each Buyer ERISA Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and, to the Knowledge of the Buyer Parties, there is no circumstance that will or could reasonably be expected to result in revocation of any such favorable determination letter. Each trust created under any Buyer ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Code and the Buyer is not aware of any circumstance that will or could reasonably be expected to result in revocation of such exemption. With respect to each such Buyer Benefit Plan, no event has occurred that will or could reasonably be expected to give rise to a loss of any intended Tax consequences under the Code or to any Tax under Section 511 of the Code. There is no Litigation pending or, to the Knowledge of the Buyer Parties, threatened relating to any Buyer ERISA Plan.

     (c)  Neither the Buyer nor any of its subsidiaries has engaged in a transaction with respect to any Buyer Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject the Buyer or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Buyer or any of its subsidiaries nor, to the Knowledge of the Buyer Parties, any administrator or fiduciary of any Buyer Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, that could subject the Buyer or any of its subsidiaries to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Buyer Benefit Plans has been made to employees of the Buyer or any of its subsidiaries that is not in accordance with the written or otherwise preexisting terms and provisions of such plans.

     6.11 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of the Buyer Parties, threatened against the Buyer or any of its subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any the Buyer or its subsidiaries. There is no Litigation as of the date of this Agreement to which the Buyer or any of its subsidiaries is a party and that names the Buyer or any of its subsidiaries as a defendant or cross-defendant and where the maximum exposure is estimated to be $25,000 or more.

     6.12 Reports. Since December 31, 1997, or the date of organization if later, each of the Buyer and its subsidiaries has timely filed all Material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

     6.13 Registration Statement; Proxy Statement. Subject to the accuracy of the representations contained in Section 5.17, the information supplied by the Buyer or its subsidiaries for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by the Buyer or its subsidiaries for inclusion in the Proxy Statement will not, on the date the Proxy Statement is first mailed to shareholders, at the time of the Shareholder Meeting and at the Effective Time, contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to the Buyer or its subsidiaries or any of their Affiliates should be discovered by the Buyer or its subsidiaries that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Buyer will promptly inform the Company. The Proxy Statement shall comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder. Notwithstanding the foregoing, the Buyer makes no representations or warranties with respect to any information supplied by the Company and its subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement.

     6.14 Accounting, Tax, and Regulatory Matters. None of the Buyer or it subsidiaries or any Affiliate thereof has taken or agreed to take any action, that could reasonably be expected to (i) prevent the Holding Company Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement.

     6.15 Derivatives. Neither the Buyer nor any of its subsidiaries has entered into or otherwise is a party to any interest rate swap, cap, floor, option agreement, future or forward contract, or other similar risk management arrangements, whether for the account of the Buyer or its subsidiaries or their customers.

     6.16 Commissions. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder’s fees from the Buyer or any of its subsidiaries in connection with the transactions contemplated hereby by reason of any action taken by the Buyer or any of its subsidiaries or, to the Knowledge of the Buyer Parties, any of the Buyer’s shareholders.

ARTICLE VII

COVENANTS

     7.1 Covenants of the Company.

     (a)  Ordinary Conduct of Business. Except as otherwise expressly permitted by this Agreement, the Company will, and will cause its subsidiaries (including the Company Bank) to, from the date of this Agreement to the Closing, conduct its business in the ordinary course in substantially the same manner as presently conducted and make reasonable commercial efforts consistent with past practices to preserve its relationships with other Persons. Additionally, except as otherwise contemplated by this Agreement or as set forth on Section 7.1(a) of the Company’s Disclosure Schedule, the Company will not, and it will not permit its subsidiaries (including the Company Bank) to do any of the following without the prior written consent of the Buyer:

(i) amend its governing documents;

(ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock or stock options or other equity equivalents of any class or any other of its securities (other than the issuance of any Company Shares pursuant to the exercise of options set forth on Section 5.3 of the Company’s Disclosure Schedule), or amend any of the terms of any securities outstanding as of the date hereof;

(iii) (A) split, combine or reclassify any shares of its capital stock, (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or (C) redeem or otherwise acquire any of its securities (other than the acceptance of any Company Shares as payment of the exercise price in connection with the exercise of options set forth on Section 5.3 of the Company’s Disclosure Schedule);

(iv) (A) incur or assume any long-term debt or issue any debt securities other than in the ordinary course of business consistent with past practice or, except under existing lines of credit and in amounts not Material to it, incur or assume any short-term debt other than in the ordinary course of business, (B) other than in the ordinary course of business consistent with past practice assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (C) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course and consistent with past practice up to an amount per loan relationship of $1.0 million, pledge or otherwise encumber shares of its capital stock, or (D) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than Liens permitted by the proviso clause in the definition of Liens and Liens created or existing in the ordinary course of business consistent with past practice.

(v) except as required by Law or as contemplated herein, adopt or amend any Benefit Plan;

(vi) grant to any director or executive officer or employee any stock options or increase in his or her compensation (except in the ordinary course of business consistent with past practice) or pay or agree to pay to any such Person, other than in the ordinary course of business consistent with past practice, any bonus, severance or termination payment, specifically including any such payment that becomes payable upon the termination of such Person by it after the Closing;

(vii) enter into or amend any employment Contract (including any termination agreement);

(viii) sell, dispose of, acquire or lease any Assets outside the ordinary course of business, or that in the aggregate are Material to it, or acquire any Person (or division thereof), any equity interest therein or the assets thereof outside the ordinary course of business consistent with past practice;

(ix) change or modify any of the accounting principles or practices used by it or revalue in any Material respect any of its Assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

(x) enter into, cancel or modify any Contract (other than loans, advances, capital contributions, certificates of deposit or investments permitted by Section 7.1(a)(iv)) other than in the ordinary course of business consistent with past practice, but not in any event involving an amount in excess of $25,000 of payments in any twelve-month period per Contract, or enter into or amend any Contract with respect to any of the foregoing;

(xi) make or authorize to make any capital expenditure or expenditures other than in the ordinary course of business consistent with past practice, but not in any event involving an aggregate amount in excess of $100,000;

(xii) make or authorize to make any charitable contributions or pledges to make contributions other than in the ordinary course of business consistent with past practice, but not in any event involving an amount per contribution or pledge in excess of $5,000 or $25,000 in the aggregate.

(xiii) pay, discharge or satisfy, cancel, waive or modify any Liabilities, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in or contemplated by the Company Financial Statements, or incurred in the ordinary course of business consistent with past practices;

(xiv) settle or compromise any Material pending or threatened Litigation relating to the transactions contemplated hereby;

(xv) take, or agree in writing or otherwise to take, any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or result in any of the conditions set forth in this Agreement not being satisfied;

(xvi) make any election with respect to Taxes without the prior consent of the Buyer; or

(xvii) agree, whether in writing or otherwise, to do any of the foregoing.

     (b)  Consents. The Company will exercise its best efforts to obtain such Consents as may be necessary or desirable for the consummation of the transactions contemplated hereby from the appropriate parties to those Contracts listed on Section 5.2 of the Company’s Disclosure Schedule such that such Contracts shall survive the Mergers and not be breached thereby.

     (c)  Acquisition Proposals.

(i) The Company shall not, and shall not permit any of its subsidiaries or any of the respective Affiliates, representatives, advisers or agents of the Company and its subsidiaries to, directly or indirectly, (x) take any action to solicit, initiate or encourage any Acquisition Proposal, or (y) participate in any discussions or negotiations with or encourage any effort or attempt by any other Person or take any other action to facilitate an Acquisition Proposal. From and after the date hereof, the Company shall, and shall cause its subsidiaries and the Affiliates, representatives, advisers and agents of the Company and its subsidiaries to, cease doing any of the foregoing.

(ii) Notwithstanding the foregoing, in the event of the receipt by the Company or any of its subsidiaries of an Acquisition Proposal and (x) the Company’s board of directors concludes in good faith that there is a reasonably likelihood that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, and (y) neither the Company nor any of its subsidiaries or any of the respective Affiliates, representatives, advisers or agents of the Company and its subsidiaries solicited, initiated or encouraged such Acquisition Proposal, the Company may furnish to any party information and access in response to a request for information or access made incident to such Acquisition Proposal and may participate in discussions and negotiate with such party concerning its Acquisition Proposal to the extent that the Company’s board of directors shall have determined, based upon the written advice of outside counsel reasonably acceptable to the Buyer (which shall include BPMHL in any event), that failing to take such action would violate the directors’ fiduciary duties under applicable Law; provided, however, that prior to providing any nonpublic information permitted to be provided by this subsection (ii), the

Company and its subsidiaries shall have entered into a confidentiality agreement with such third party on terms no less favorable to them than contained in the Confidentiality Agreements.

(iii) Unless this Agreement has been terminated in accordance with the provisions hereof, the board of directors of the Company shall notify the Buyer immediately of any and all communications regarding or in anticipation of an Acquisition Proposal and of any Acquisition Proposals that are made, and shall in such notice indicate in reasonable detail, to the extent reasonably possible, the identity of the offeror and the terms and conditions of such Acquisition Proposal and shall keep the Buyer promptly advised of all developments relating thereto or that could culminate in the board of directors withdrawing, modifying or amending its recommendation of the Holding Company Merger and the other transactions contemplated by this Agreement. Unless this Agreement has been terminated, neither the Company nor any of its subsidiaries shall waive or modify any provisions contained in any confidentiality agreement entered into relating to a possible acquisition (whether by merger, stock purchase, asset purchase or otherwise) or recapitalization of the Company or any of its subsidiaries.

     (d)  Shareholder Approval. The Company shall, at the earliest practicable date, hold the Shareholder Meeting. In connection with the Shareholder Meeting, the Company’s board of directors shall recommend to the Company’s shareholders approval of the Holding Company Merger; provided, however, that in the event of the receipt by the Company or any of its subsidiaries of an Acquisition Proposal and (x) the Company’s board of directors has concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal, (y) neither the Company nor any of its subsidiaries or any of the respective Affiliates, representatives, advisers or agents of the Company and its subsidiaries solicited, initiated or encouraged such Acquisition Proposal, and (z) the Company’s board of directors shall have determined in good faith, based upon the written advice of outside counsel reasonably acceptable to the Buyer, that continuing to recommend the Holding Company Merger to the Company’s shareholders would violate the directors’ fiduciary duties under applicable Law, then in submitting the Holding Company Merger to the Company’s shareholders for a vote, the Company’s board of directors may submit the Holding Company Merger without recommendation, in which event the Company’s board of directors may communicate the basis for its lack of a recommendation to the Company’s shareholders in the Proxy Statement (or an appropriate amendment or supplement thereto, to the extent required by Law); provided, further, however, that the Company may not take any actions under this sentence until after giving the Buyer at least five Business Days notice to respond to such Acquisition Proposal (and after giving the Buyer at least five Business Days notice of the latest Material terms and conditions comprising such Acquisition Proposal) and then taking into account any amendment or modification to this Agreement proposed by the Buyer.

     7.2 Covenants of the Buyer.

     (a)  Reservation of Shares of the Buyer’s Stock. The Buyer shall reserve for issuance a sufficient number of shares of the Buyer’s Stock to cover the issuances of such stock required hereby.

     (b)  Directors.

(i) As soon as reasonably practicable after the Effective Time, the Buyer shall use its reasonable best efforts to cause the Chairman of the Company’s board of directors to be elected or appointed as (A) a member of the board of directors of the Buyer and the Buyer Bank, to serve until the next scheduled annual meetings of the stockholders of the Buyer and the Buyer Bank and (B) a member of the Executive Committee of Buyer’s and Buyer Bank’s board of directors, in each case conditioned upon any necessary regulatory requirements. At the next scheduled annual meeting of stockholders of the Buyer and of the Buyer Bank and thereafter, such

Chairman of the Company’s board of directors shall be subject to the same nomination and election procedures as the other directors on the boards of the Buyer and the Buyer Bank.

(ii) Additionally, for a period of two years after the Effective Time, each of the Company’s board members at the Effective Time who does not join the Buyer’s board of directors shall be paid $250.00 per quarterly meeting for his or her attendance at and service on the Mecklenburg Local Advisory Board of the Buyer (which advisory board the Buyer agrees to establish promptly after the Closing and maintain for at least two years after the Closing Date and which advisory board shall meet at least quarterly).

(iii) In addition, each individual who serves on the board of directors of the Buyer or the Buyer Bank, or such local advisory board, for calendar year 2003 shall be eligible to receive from the Buyer or the Buyer Bank a single retainer payment in the amount of $2,000 relating to its service on any such board for calendar year 2003, provided, however, that if any such individual shall have received a retention or similar payment from the Company or any of its subsidiaries at or prior to Closing with respect to service on any board or committee for calendar year 2003, such individual shall not be eligible to receive the above-described retainer payment from the Buyer.

     (c)  Employees.

(i) Except as covered by the Sturges Employment Agreement, any and all of the Company Parties’ employees will be employed by the Buyer or the Buyer Bank on an “at-will” basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such individual or to obligate the Buyer or any Affiliate thereof to employ any such individual for any specific period of time or in any specific position or to restrict the Buyer’s or any of its Affiliates’ right to terminate the employment of any such individual at any time and for any reason satisfactory to it.

(ii) Notwithstanding the foregoing clause (i), except with respect to employees of the Company or the Company Bank who become subject to an employment agreement with the Buyer upon Closing or are subject to a change of control agreement with the Company or the Company Bank, the Buyer shall make severance payments to employees of the Company or the Company Bank (a) who are employed with the Company or the Company Bank at the Effective Time, (b) become and remain employed with the Buyer or the Buyer Bank for a period of time ending not later than the date that is sixty (60) days after the completion of the data process conversion in respect of the Mergers or such lesser period of time with respect to each such employee as determined by the Buyer or the Buyer Bank in its discretion, and (c) whose employment with the Buyer or the Buyer Bank shall then have been terminated by the Buyer or the Buyer Bank. For each such employee, such severance payment shall be in the amount of three months of such employee’s base salary, plus an amount equal to an two weeks of such employee’s base salary for each full year of employment completed at the Effective Time by such employee with the Company or any of its subsidiaries.

(iii) Such Company Parties’ employees who continue employment with the Buyer or any of its subsidiaries will be eligible for benefits consistent with those of existing employees of the Buyer Bank, with credit for past service with the Company or the Company Bank for purposes of participation, eligibility and vesting (including with respect to any amounts to be contributed by the Buyer or any of its subsidiaries or amounts that will vest under any Buyer Benefit Plan, but not including the calculation of any other benefit accrual); provided, however, that any such continuing employee will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Company’s or any of its subsidiaries’ medical plans as of the Closing Date or any waiting period relating to coverage under the Buyer’s or any of its subsidiaries’ medical plans. There shall be no waiting periods applicable to any such Company employees to participate in such benefits (including applicable insurance benefits).

     (d)  Directors and Officers Insurance and Indemnification.

(i) The Buyer shall maintain, or shall cause the Buyer Bank to maintain, in effect for three years from the Closing Date, if available, the current directors’ and officers’ liability insurance policies maintained by the Company; provided, however, that Buyer may substitute therefor policies of at least the same coverage containing terms and conditions that are no less favorable to the insured with respect to matters occurring prior to the Effective Time.

(ii) From and after the Effective Time, the Buyer shall, or shall cause the Buyer Bank to, indemnify, defend and hold harmless each individual who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of the Company or Company Bank (the “Indemnified Parties”) against all losses, claims, damages, awards, penalties, fines (including excise taxes), costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Buyer, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Person is, or is threatened to be made, a party or witness arising in whole or in part out of the fact that such individual is or was a director, officer or employee of the Company Bank or any of its subsidiaries if such Claim pertains to any matter or fact arising, existing or occurring before the Effective Time (including without limitation the Mergers and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, at or after the Effective Time (the “Indemnified Liabilities”), to the fullest extent permitted by applicable Law in effect as of the date hereof or as amended applicable to a time before the Effective Time. Any Indemnified Person wishing to claim indemnification under this Section 7.2(d)(ii), upon learning of any Claim, shall notify the Buyer (but the failure so to so notify shall not relieve the Buyer from any liability that it may have under this Section 7.2(d)(ii), except to the extent such failure Materially prejudices the Buyer or its Affiliates). In the event of any such Claim, whether arising before, on or after the Effective Time, (1) the Buyer shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption, the Buyer shall not be liable to any Indemnified Person for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Person in connection with the defense therefor, except that if the Buyer elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues that raise conflicts of interest between the Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and the Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) except as provided in the immediately preceding clause (1), the Buyer shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties whose reasonable fees and expenses shall be paid promptly as statements are received, (3) the Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (4) the Buyer shall have no obligation hereunder to any Indemnified Person when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Person in the manner contemplated hereby is prohibited by applicable Law (it being acknowledged by the parties hereto that in the event of any good faith dispute about the lawfulness of such indemnification, the Buyer may place the amounts at issue in escrow pending the final and nonappealable determination of such dispute). The obligations of the Buyer pursuant to this Section 7.2(d) are intended to be enforceable against the Buyer directly by the Indemnified Parties. The indemnification provided herein shall be in addition to any indemnification rights that any Indemnified Parties may have by Law, pursuant to the articles of incorporation, certificate of incorporation, bylaws or other governing instruments of the Company or any of its subsidiaries or pursuant to the terms of any employee benefit plan or trust for which any Indemnified Party serves as a fiduciary.

     7.3 Covenants of All Parties to the Agreement.

     (a)  Reorganization for Tax Purposes. Each of the parties hereto undertakes and agrees to use its reasonable efforts to cause the Holding Company Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that it will not intentionally take any action that would cause the Holding Company Merger to fail to so qualify.

     (b)  Notification. Each party hereto agrees to notify promptly the other party hereto of any event, fact, or other circumstance arising after the date hereof that would have caused any representation or warranty herein, including, in the case of the Company, any information on any schedule hereto, to be untrue or misleading had such event, fact, or circumstance arisen prior to the execution of this Agreement. The parties hereto will exercise their reasonable best efforts to ensure that no such events, facts, or other circumstances occur, come to pass, or become true.

     (c)  Consummation of Agreement. Subject to Section 7.1(c), the parties hereto each agree to use their reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the transactions contemplated hereby shall be consummated. Except for events that are the subject of specific provisions of this Agreement, if any event should occur, either within or outside the control of the Company Parties or the Buyer Parties, that would Materially delay or prevent fulfillment of the conditions upon the obligations of either party hereto to consummate the transactions contemplated by this Agreement, each party will notify the other of any such event and, subject to Section 7.1(c), the parties will use their reasonable, diligent and good faith efforts to cure or minimize the same as expeditiously as possible. Subject to Section 7.1(c), each party hereto shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement and to assist in the procuring or providing of all documents that must be procured or provided pursuant to the provisions hereof. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 7.1(c), neither of the parties hereto will take any action that would (i) Materially affect or delay receipt of the approvals contemplated in Section 9.1(b) from the Regulatory Authorities, or (ii) Materially adversely affect or delay its ability to perform its covenants and agreements made pursuant to this Agreement.

     (d)  Corporate Action. Subject to the terms and conditions hereof (including Section 7.1(c)), each of the parties hereto shall, and each of them shall cause their subsidiaries to, take all corporate action, including the Company’s recommendation of the Holding Company Merger by its board of directors to its shareholders, and use each of their best efforts to cause all requisite shareholder action to be taken, necessary to consummate and give effect to the Mergers.

     (e) Maintenance of Corporate Existence. Each of the parties hereto shall, and each of them shall cause their Affiliates to, maintain in full force and effect each their respective corporate or legal existences.

     (f)  Applications and Reports. The Buyer shall prepare and file as soon as reasonably practical after the date of this Agreement, and the Company shall cooperate in the preparation and, where appropriate, filing of, all applications, reports and statements with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     (g)  Registration Statement and Proxy Statement. As soon as reasonably practicable after the execution of the Agreement and after the furnishing by the Company and the Company Bank of all information required to be contained therein, the Buyer shall file with the SEC the Registration Statement, which shall contain the Proxy Statement. As soon as reasonably practicable after all consents contemplated by Section 9.1(b) have been obtained, the Buyer and the Company shall prepare, and the Company shall deliver by mail to the holders of record of the Company Shares, the Proxy Statement. The Buyer and the Company shall each use their reasonable best efforts to cause the Proxy Statement to comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder. Subject to Section 7.1(c), the Proxy Statement shall include the recommendation of the board of directors of the Company in favor of the Holding Company Merger. The Buyer and the Company shall each use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

     (h)  Affiliate Agreements. Not less than 45 days prior to the Effective Time, the Company shall deliver to the Buyer a letter identifying all Persons who, in the judgment of the Company, may be deemed an “affiliate” of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date of delivery thereof. The Company shall use reasonable best efforts to cause each Person identified on such list to deliver to the Buyer not less than 10 days prior to the Effective Time, a written agreement substantially in the form attached hereto as Exhibit D.

     (i)  Closing. Subject to the terms and conditions hereof (including Section 7.1(c)), the parties hereto shall use their reasonable best efforts to consummate the Closing within 30 days after all conditions to the Closing have been satisfied.

ARTICLE VIII

DISCLOSURE OF ADDITIONAL INFORMATION

     8.1 Access to Information. Prior to the Closing Date, the parties hereto shall, and shall cause each of their subsidiaries to:

     (a)  give the other and its authorized representatives reasonable access, during normal business hours and upon reasonable notice, to its books, records, offices and other facilities and properties; and

     (b)  furnish the other with such financial and operating data and other information with respect to its business, condition (financial or otherwise) and properties, as it may reasonably request.

     8.2 Access to Premises. Prior to Closing, the Company shall, and shall cause its subsidiaries to, give the Buyer and its authorized representatives reasonable access to all of the Company’s and its subsidiaries’ Real Property for the purpose of inspecting such property.

     8.3 Environmental Survey. At its option, the Buyer may cause to be conducted Phase I environmental assessments of the Real Property of the Company and its subsidiaries, whether owned or leased, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as the Buyer shall deem necessary or desirable (collectively, the “Environmental Survey”). The Buyer shall complete all such Phase I environmental assessments within 60 days following the date of this Agreement and thereafter conduct and complete any such additional studies, testing, sampling and analyses within 60 days following completion of all Phase I environmental assessments. Subject to any rights Buyer may have under Section 10.2, the costs of the Environmental Survey shall be paid by the Buyer.

     8.4 Confidentiality. The parties hereto acknowledge that each of the Buyer and the Company have previously executed separate agreements (the “Confidentiality Agreements”) dated November 26, 2002 in contemplation of negotiations regarding the Mergers and agree that such agreements shall continue in full force and effect in accordance with their terms.

     8.5 Publicity. Without the prior consent of the other party hereto, neither party hereto shall issue any news release or other public announcement or disclosure, or any general public announcement to its employees, suppliers or customers, regarding this Agreement or the transactions contemplated hereby, except as may be required by Law, but in which case the disclosing party shall provide the other party hereto with reasonable advance notice of the timing and substance of any such disclosure.

ARTICLE IX

CONDITIONS TO CLOSING

     9.1 Mutual Conditions. The respective obligations of each party hereto to perform this Agreement and consummate the Holding Company Merger and the other transactions contemplated at Closing hereby are subject to the satisfaction of the following conditions, unless waived by both parties hereto pursuant to Section 11.4 of this Agreement:

     (a)  Adverse Proceedings. Neither the Company, the Company Bank, the Buyer, the Buyer Bank, nor any shareholder or stockholder of any of the foregoing shall be subject to any Order that enjoins or prohibits the consummation of this Agreement or the Mergers, and no Governmental Authority shall have instituted a suit or proceeding that is then pending and seeks to enjoin or prohibit the transactions contemplated hereby. Any party who is subject to any such Order or the subject of any such Litigation shall take any reasonable steps within that party’s control to cause any such Order to be modified so as to permit the Closing and to cause any such Litigation to be dismissed.

     (b)  Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Mergers shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No such Consent obtained from any Regulatory Authority shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) not reasonably anticipated as of the date of this Agreement that in the reasonable judgment of the board of directors of the Buyer or the Company would so Materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement that had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

     (c)  Consents and Approvals. Each party hereto shall have obtained any and all Consents required for consummation of the Mergers or for the preventing of any Default under any Contract or

Permit of such Person, including those Consents listed on Section 5.2 of the Company’s Disclosure Schedule.

     (d)  Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC, and no stop order suspending such effectiveness shall have been initiated or, to the Knowledge of the Buyer Parties, threatened by the SEC.

     (e)  Approval. The Company’s shareholders shall have approved this Agreement and the Holding Company Merger in accordance with applicable Law.

     (f)  Tax Opinion. On the basis of facts, representations and assumptions that shall be consistent with the state of facts existing at the Closing Date, the Buyer and the Company shall have received an opinion of an acceptable tax advisor reasonably acceptable in form and substance to each of them dated as of the Closing Date, substantially to the effect that, for federal income tax purposes: (i) the Holding Company Merger, when consummated in accordance with the terms hereof, will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by the Buyer, the Buyer Bank, the Company or the Company Bank by reason of the Holding Company Merger, (iii) the exchange or cancellation of Company Shares in the Holding Company Merger will not give rise to recognition of gain or loss for federal income tax purposes to the shareholders of the Company to the extent such shareholders receive Buyer’s Stock in exchange for their Company Shares, (iv) the basis of the Buyer’s Stock to be received by a shareholder of the Company will be the same as the basis of the Company Shares surrendered therefor in connection with the Holding Company Merger, and (v) the holding period of the shares of the Buyer’s Stock to be received by a shareholder of the Company will include the period during which the shareholder held the Company Shares surrendered therefor in connection with the Holding Company Merger, provided that the Company Shares surrendered in connection with the Holding Company Merger are held as a capital asset at the Effective Time. Each of the Buyer and the Company shall provide a letter to the tax advisor setting forth the facts, assumptions and representations on which such tax advisor may rely in rendering its opinion.

     (g)  Blue Sky Approvals. The Buyer shall have received all state securities or “Blue Sky” Permits or other authorizations or confirmations as to the availability of exemptions from “Blue Sky” registration requirements as may be necessary, and no stop orders or proceedings shall be pending, or to the Knowledge of the Buyer Parties or the Company Parties, threatened by a state “Blue Sky” administrator to suspend the effectiveness of any registration statement filed therewith with respect to the offering of the Buyer’s Stock in the Holding Company Merger.

     (h)  Nasdaq Listing. As of the Effective Time, the Buyer shall have satisfied all requirements in order for the shares of the Buyer’s Stock to be issued to shareholders of the Company in connection with the Holding Company Merger to be qualified for quotation on the Nasdaq National Market System as of the Effective Time.

     9.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by the Company pursuant to Section 11.4 of this Agreement:

     (a) All representations and warranties of the Buyer contained in this Agreement shall be true and correct as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Buyer shall have performed and complied with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

     (b)  All documents and agreements required to have been executed and delivered by the Buyer to the Company at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

     (c)  The Company shall have received from Trident Securities, a division of McDonald Investments Inc., a letter, dated not more than three Business Days prior to the Proxy Statement, stating that the Merger Consideration is fair, from a financial point of view, to the holders of the Company’s Shares.

     (d)  The Company shall have received an opinion of Robinson, Bradshaw & Hinson, P.A., counsel to the Buyer, dated as of the Closing Date, in form and substance reasonably acceptable to the Company.

     (e)  As of the Closing Date, the Company shall have received the following documents with respect to the Buyer:

(i) a true and complete copy of its certificate of incorporation and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date;

(ii) a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

(iii) a certificate from its Secretary or an Assistant Secretary certifying that its certificate of incorporation have not been amended since the date of the certificate described in subsection (i) above and that nothing has occurred since such date that would adversely affect its existence;

(iv) a true and complete copy of the resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary; and

(v) a certificate from its Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement.

     (f)  The Exchange Agent shall have delivered to the Company a certificate, dated as of the Closing Date, to the effect that the Exchange Agent has received from the Buyer appropriate instructions and authorization for the Exchange Agent to issue a sufficient number of shares of Buyer Stock in exchange for all of the Company Shares and to the effect that the Exchange Agent has received a sufficient amount of cash to pay in exchange for all of the Company Shares and has appropriate instructions and authorization to deliver the cash Merger Consideration as required by this Agreement.

     9.3 Conditions to the Obligations of the Buyer. The obligations of the Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by the Buyer pursuant to Section 11.4 of this Agreement:

     (a)  All representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Company shall have performed and complied with all covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing.

     (b)  Holders of Company Shares representing no more than ten percent (10%) of the issued and outstanding Company Shares immediately prior to the Effective Time shall have exercised dissenters’ or similar rights with respect to the Holding Company Merger.

     (c)  All documents and agreements required to have been executed and delivered by the Company or any third party to the Buyer at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

     (d)  The Buyer shall have received a legal opinion from BPMHL, counsel to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer.

     (e)  As of the Closing Date, the Buyer shall have received the following documents with respect to each of the Company and its subsidiaries (including the Company Bank):

(i) a certificate of its corporate existence issued by the jurisdiction of its incorporation as of a recent date and a certificate of existence or authority as a foreign corporation issued as of a recent date by each of the jurisdictions in which it is qualified to do business as a foreign corporation;

(ii) a true and complete copy of its articles of incorporation or charter and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date;

(iii) a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

(iv) a certificate from its Secretary or an Assistant Secretary certifying that its articles of incorporation or charter have not been amended since the date of the certificate described in subsection (ii) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (i) above that would adversely affect its existence;

(v) with respect to the Company only, a true and complete copy of the resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary; and

(vi) with respect to the Company only, a certificate from its Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement.

ARTICLE X

TERMINATION

     10.1 Termination. The obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

     (a)  by mutual written consent of the Company and the Buyer;

     (b)  by either the Buyer or the Company, if there shall be any Law that makes consummation of this Agreement illegal or otherwise prohibited or if any Order enjoining the Company or its shareholders, the Company Bank, the Buyer or its stockholders, or the Buyer Bank from consummating this Agreement is entered and such Order shall become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to the party whose failure to fulfill its obligations hereunder shall have been the cause of or resulted in such Order;

     (c)  by either the Buyer or the Company, if the Effective Time shall not have occurred on or before December 31, 2003, provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to the party whose failure to fulfill its obligations hereunder shall have been the cause of or resulted in the failure of the Effective Time to occur on or before December 31, 2003;

     (d)  At any time on or prior to the Closing Date:

(i) by the Buyer in writing, if the Company (i) has breached any covenant or agreement contained herein in any Material respect or (ii) any representation or warranty contained herein becomes untrue, in either case such that the condition contained in Section 9.3(a) would not be satisfied and in either case if such breach has not been cured by the earlier of 10 Business Days after the date on which the Buyer gives written notice of such breach to the Company or the Closing Date; or

(ii) by the Company in writing, if the Buyer (i) has breached any covenant or agreement contained herein in any Material respect or (ii) any representation or warranty contained herein becomes untrue, in either case such that the condition contained in Section 9.2(a) would not be satisfied and in either case if such breach has not been cured by the earlier of 10 Business Days after the date on which the Company gives written notice of such breach to the Buyer or the Closing Date;

     (e)  by either the Company or the Buyer if: (i) the approval of the Company’s shareholders required for the consummation of the Holding Company Merger shall not have been obtained by reason of the failure to obtain the required vote upon the taking of such vote at a duly held meeting of the Company’s shareholders or at any adjournment thereof or (ii) such approval was obtained but holders of Company Shares representing more than ten percent (10%) of the issued and outstanding Company Shares immediately prior to the Effective Time exercised dissenters’ or similar rights with respect to the Holding Company Merger;

     (f)  by the Buyer, if:

(i) the Company’s board of directors shall have failed to recommend the Holding Company Merger to its shareholders at the Shareholder Meeting, (ii) withdrawn its recommendation of the Holding Company Merger to its shareholders, (iii) modified or qualified its recommendation of the Holding Company Merger in any manner adverse to the consummation of the Holding Company Merger, (iv) failed to confirm its recommendation of the Holding Company Merger within five Business Days of the Buyer’s request to do so (or resolved or proposed to take any of the foregoing actions);

(ii) the Company shall have breached its obligation under this Agreement by reason of a failure to timely call and hold the Shareholder Meeting in accordance with Section 7.1(b); or

(iii) a tender or exchange offer relating to securities of the Company or any of its subsidiaries shall have been commenced by a Person who is not an Affiliate of the Company or its subsidiaries, and the Company shall not have sent to its shareholders within 10 Business Days after such tender or exchange offer is first published, sent or given, a statement that the Company’s board of directors recommends rejection of such tender or exchange offer;

     (g)  by the Company, if the Average Closing Price of the Buyer’s Stock is less than $14.72 for the Measurement Period and the Company’s board of directors elects to terminate this Agreement. The Company must give written notice of any such election to terminate this Agreement within two Business Days after the end of the Measurement Period (but in any event prior to the Effective Time). Notwithstanding the foregoing, upon receipt of notice of termination pursuant to this Section 10.1(g) from the Company, the Buyer shall have the right to pay as Merger Consideration an additional amount of cash per Company Share so that (i) the value of the Per Share Stock Consideration, based on the Average Closing Price of the Buyer’s Stock for the Measurement Period, plus such additional amount of cash is as close as practical to $13.28, and (ii) the value of the Per Share Mixed Consideration comprising the Buyer’s Stock, based on the Average Closing Price of the Buyer’s Stock for the Measurement Period, plus the amount of cash comprising the Per Share Mixed Consideration, plus such additional amount of cash is as close as practical to $14.18, in which event this Agreement shall not be terminated and the Mergers shall be consummated as set forth in this Agreement, subject to the changes described in this Section 10.1(g); or

     (h)  by the Company, if (i) the board of directors of the Company shall have determined, based upon the written advice of outside counsel reasonably acceptable to the Buyer (which shall include BPMHL in any event), that an Acquisition Proposal constitutes a Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 10.1(h) unless, after giving the Buyer at least five Business Days notice to respond to such Acquisition Proposal (and after giving the Buyer notice of the latest Material terms and conditions comprising such Acquisition Proposal), and then taking into account any amendment or modification to this Agreement proposed by the Buyer, the Company’s board of directors believes, based upon the written advice of outside counsel reasonably acceptable to the Buyer (which shall include BPMHL in any event), that such Acquisition Proposal constitutes a Superior Proposal, and (ii) the Company thereafter executes a definitive, binding transaction agreement to consummate an Acquisition Transaction in furtherance of such Acquisition Proposal.

     10.2 Procedure and Effect of Termination. (a) In the event of a termination contemplated hereby by either party pursuant to Section 10.1, the party seeking to terminate this Agreement shall give prompt written notice thereof to the other party, and the transactions contemplated hereby shall be abandoned, without further action by either party hereto. In such event:

(i) the parties hereto shall continue to be bound by (a) their obligations of confidentiality set forth in the Confidentiality Agreements, and all copies of the information provided by the a party hereto to the other party will be returned or destroyed immediately upon its request therefor, (b) the provisions set forth in Section 8.5 relating to publicity, and (c) the provisions set forth in Section 11.1 relating to expenses;

(ii) all filings, applications and other submissions relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the Person to which made; and

(iii) if the termination is pursuant to Section 10.1(d) or Section 10.1(f), the terminating party shall be entitled to seek any remedy to which such party may be entitled at law

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or in equity for the violation or breach of any agreement, covenant, representation or warranty contained in this Agreement.

     10.3 Termination Fee; Expenses.

     (a)  If this Agreement is terminated by the Company pursuant to Section 10.1(h), the Company shall pay to the Buyer, within one Business Day following such termination, an amount equal to five percent (5%) of the Merger Consideration offered by the Buyer at the time of termination of this Agreement pursuant to Section 10.1(h), such amount to be calculated based on the Average Closing Price of the Buyer’s Stock for the Measurement Period assuming that that the Effective Time occurred on the date of such termination.

     (b)  If the Company or any of its subsidiaries receives an Acquisition Proposal and the Company’s board of directors fails to recommend or continue recommending approval of the Holding Company Merger to the Company’s shareholders or amends or withdraws its recommendation of the Holding Company Merger to the Company’s shareholders, and the Company’s shareholders do not approve the Holding Company Merger at the Shareholder Meeting, the Company shall pay to the Buyer, within one Business Day following the Shareholder Meeting, the amount of $925,000(less the amount, if any, paid by the Company pursuant to Section 10.3(a)).

     (c)  If this Agreement is terminated by the Company pursuant to Section 10.1(d)(ii), the Buyer shall reimburse the Company’s Costs within one Business Day of the date of termination.

     (d)  If this Agreement is terminated by the Buyer pursuant to Section 10.1(d)(i), the Company shall reimburse the Buyer’s Costs within one Business Day of the date of termination.

     (e)  All amounts payable pursuant to this Section 10.3 shall be payable by wire transfer of immediately available funds to an account designated by the recipient.

ARTICLE XI

MISCELLANEOUS PROVISIONS

     11.1 Expenses. Except as provided in Section 10.3, whether or not the transactions contemplated hereby are consummated, (i) the Buyer shall pay all costs and expenses incurred by it and the Buyer Bank in connection with this Agreement and the Mergers and (ii) the Company shall pay all costs and expenses incurred by it and the Company Bank in connection with this Agreement and the Mergers.

     11.2 Survival of Representations. The representations and warranties made by the parties hereto will not survive the Closing, and no party shall make or be entitled to make any claim based upon such representations and warranties after the Closing Date. No warranty or representation shall be deemed to be waived or otherwise diminished as a result of any due diligence investigation by the party to whom the warranty or representation was made or as a result of any actual or constructive knowledge by such party with respect to any facts, circumstances or claims or by the actual or constructive knowledge of such party that any warranty or representation is false at the time of signing or Closing.

     11.3 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of both parties hereto.

     11.4 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of the Buyer Parties, on one hand, and the Company Parties, on the other, to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the Buyer or the Company, as applicable, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of either party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.4.

     11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission, one Business Day after sending by a reputable national over-night courier service or three Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties in the manner provided below:

     (a)  Any notice to any of the Company shall be delivered to the following addresses:

First Commerce Corporation 301 South McDowell Street, Suite 100 Charlotte, North Carolina 28204 Attention: Wesley W. Sturges Telephone: (704) 945-6565 Facsimile: (704) 945-6583

with a copy to:

Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
2000 Renaissance Plaza
230 North Elm Street
P.O. Box 26000
Greensboro, North Carolina 27420
Attention: Robert A. Singer
Telephone: (336) 373-8850
Facsimile: (336) 378-1001

     (b)  Any notice to the Buyer shall be delivered to the following addresses:

Bank of Granite Corporation P.O. Box 128 23 North Main Street Granite Falls, North Carolina 28630 Attention: John A. Forlines, Jr. Telephone: (828) 496-2000 Facsimile: (828) 496-2116

with a copy to: Robinson, Bradshaw & Hinson, P.A. 101 North Tryon Street, Suite 1900 Charlotte, North Carolina 28246 Attention: Henry H. Ralston Telephone: (704) 377-2536 Facsimile: (704) 378-4000

     Either party may change the address to which notice is to be given by notice given in the manner set forth above.

     11.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party.

     11.7 Separable Provisions. If any provision of this Agreement shall be held invalid or unenforceable, the remainder nevertheless shall remain in full force and effect.

     11.8 Governing Law. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina.

     11.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     11.11 Entire Agreement. This Agreement, including the agreements and documents that are Schedules and Exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby and subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first above written.

BUYER:

BANK OF GRANITE CORPORATION

By: /s/ John A. Forlines, Jr.

Name: John A. Forlines, Jr. Title: Chairman and Chief Executive Officer

COMPANY:

FIRST COMMERCE CORPORATION

By: /s/ Wesley W. Sturges

Name: Wesley W. Sturges Title: President and Chief Executive Officer

Exhibit C to Merger Agreement

STATE OF NORTH CAROLINA

EMPLOYMENT AGREEMENT

COUNTY OF MECKLENBURG

     THIS EMPLOYMENT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) is made and entered into as of the      day of      , by and among BANK OF GRANITE CORPORATION (“Granite"), the BANK OF GRANITE (“Bank") and WESLEY W. STURGES (hereinafter referred to as the “Officer").

W I T N E S S E T H:

     WHEREAS, the Officer is a party to an Employment Agreement with First Commerce Bank, dated as of July 8, 2002 (the “Existing Employment Agreement");

     WHEREAS, First Commerce Corporation, the parent company of First Commerce Bank, has merged into Granite (the “Merger"), the separate existence of First Commerce Corporation has ceased and Granite is the surviving corporation;

     WHEREAS, the Officer and Granite desire to terminate the Existing Employment Agreement in its entirety, on the terms and conditions set forth herein;

     WHEREAS, the Bank is a North Carolina bank and a wholly-owned subsidiary of Granite (references to “the Employers” herein shall be deemed to refer to Granite and the Bank collectively);

     WHEREAS, the Employers desire to retain the Officer’s services as an executive employee of each of the Employers for the Term (as defined below), and the Officer is willing to serve as an executive employee of each of the Employers for such period; and

     WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions of the Officer’s employment with the Employers.

     NOW, THEREFORE, for and in consideration of the premises and the mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

     Section 1. Termination of Existing Employment Agreement. The Officer hereby terminates the Existing Employment Agreement in its entirety. Specifically, the Officer hereby agrees that he will not receive any payments or other benefits under Section 9 of the Existing Employment Agreement or pursuant to any “change in control” provisions in the Existing Employment Agreement.

     Section 2. Employment. Each of the Employers hereby agrees to employ the Officer, and the Officer hereby agrees to serve as an executive employee of each of the Employers, upon the terms and conditions stated herein. The Officer will (i) for the period from the Commencement Date (as defined in Section 10) to the second anniversary of the

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Commencement Date, serve as Executive Vice President of each of the Employers with such duties, responsibility and authority as are assigned or delegated to the Officer by the Board of Directors of Granite (the “Board"), the Board of Directors of the Bank (the “Bank Board"), the Chief Executive Officer of Granite or the Chief Executive Officer of the Bank, (ii) if approved by the Board and the Bank Board, on and after the second anniversary of the Commencement Date, serve as President and Chief Operating Officer of each of the Employers with such duties, responsibility and authority as are assigned or delegated to the Officer by the Board, the Bank Board, the Chief Executive Officer of Granite or the Chief Executive Officer of the Bank, and (iii) have such other duties, responsibilities and authority, and render to the Employers such other management services, as are customary for persons having such executive offices with a commercial bank or bank holding company and as are reasonably assigned to him from time to time by the Board or the Bank Board. The Officer shall faithfully and diligently discharge his duties and responsibilities under this Agreement and shall use his best efforts to implement the policies established by the Board and the Bank Board. Prior to the time the Officer may be elected to the Board pursuant to Section 6, the Officer shall participate in meetings of the Board and the Bank Board and their committees (except meetings that may take place in executive session) as necessary to provide for full and knowledgeable participation in the active management of the Employers by the Officer.

     The Officer hereby agrees to devote such number of hours of his working time and endeavors to his duties and responsibilities hereunder as the Officer, the Board, the Bank Board, the Chief Executive Officer of Granite or the Chief Executive Officer of the Bank shall deem to be necessary to discharge such duties and responsibilities. Except with prior consent of the Board, the Bank Board or the Chief Executive Officer of Granite, the Officer shall not engage in any other occupation which requires a significant amount of the Officer’s personal attention during Granite’s regular business hours or which otherwise interferes with the Officer’s attention to or performance of his duties and responsibilities under this Agreement. However, nothing herein contained shall restrict or prevent the Officer from personally, and for the Officer’s own account or for the account of the Officer’s immediate family, trading in stocks, bonds, securities, real estate or other forms of investment so long as such investment activities do not interfere with the Officer’s attention to or performance of his duties and responsibilities under this Agreement.

     During the Term, the Officer shall maintain his primary residence at a location permitting him to perform his duties and responsibilities at Granite’s offices in Mecklenburg County, North Carolina or, if so requested by the Board, at Granite’s principal offices in Hickory, North Carolina.

     Section 3. Compensation. For all services rendered by the Officer to the Employers under this Agreement, the Bank shall pay the Officer a base salary of no less than Two Hundred Thousand Dollars ($200,000) per annum for the first two years of the Term and no less than Two Hundred Forty Thousand Dollars ($240,000) per annum thereafter (“Base Salary"), payable in cash not less frequently than monthly. Such Base Salary shall be subject to customary withholding taxes and such other employment taxes as are required by law. The Officer’s Base Salary shall not be decreased but may be increased as deemed appropriate by the compensation committees of the Board and the Bank Board to provide reasonable cost-of-living adjustments to the Officer and with due consideration to keeping the Officer’s salary comparable to the salaries

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of other senior executive officers holding similar positions with peer banks and bank holding companies, and all references to Base Salary herein shall mean his Base Salary as so increased.

     Section 4. Participation in Retirement and Employee Benefit Plan; Fringe Benefits. During the Term, the Officer shall be entitled to participate in any and all employee benefit programs and compensation plans from time to time maintained by either of the Employers and available to senior executive officers of either of the Employers, all in accordance with the terms and conditions (including eligibility requirements) of such programs and plans and the policies adopted by the Board or Bank Board in establishing such programs and plans. The Officer shall be entitled to paid vacation leave in accordance with the Employers’ policy for the senior executive employees of the Employers now or hereafter in effect.

     In addition to the other compensation and benefits described in this Agreement, the Employers shall promptly reimburse the Officer for all reasonable and duly documented expenses incurred by him in the performance of his duties and responsibilities under this Agreement in accordance with the polices established by the Board and the Bank Board. The Employers shall pay the Officer’s Tower Club membership fees and dues, any expenses incurred by the Officer in connection with North Carolina Bankers Association meetings and, to the extent approved in writing by Granite’s Chief Executive Officer, American Bankers Association annual meetings and other association meetings; provided, however, that the Officer shall be responsible for all expenses for personal use of the Tower Club. The Officer must file expense reports with respect to reimbursable expenses in accordance with the Employers’ policies.

     Section 5. Stock Options. Granite shall issue to Officer, within thirty (30) days of the date of this Agreement, an incentive stock option to acquire 5,000 shares of Granite’s common stock, par value $1.00 per share, pursuant to the terms of Granite’s 2001 Incentive Stock Option Plan (the “Granite Option Plan"), which option will be for a term of five years and will vest 20% each year beginning at the end of the first year following the grant date. The Officer shall participate in subsequent issuances of incentive stock options under the Granite Option Plan or any comparable plan adopted by Granite as determined by the Board.

     Section 6. Additional Board Seats. As soon as reasonably practical after the second anniversary of the Commencement Date, Granite shall give strong consideration to recommending to the nominating committees of the Board and the Bank Board that an additional director be added to each such Board of Directors and that the Officer be nominated to serve as such additional director.

     Section 7. Appointment as President and Chief Operating Officer. If the Officer is not named as President and Chief Operating Officer of each of the Employers on or before the second anniversary of the Commencement Date, then the Officer may elect to terminate his employment with the Employers, by written notice to Granite within three (3) months following the date of the second anniversary of the Commencement Date stating that the Officer is terminating his employment pursuant to this Section 7 (the “Section 7 Termination Notice"), and, in lieu of any salary or other benefits otherwise payable to the Officer under this Agreement, (a) Granite shall pay the Officer $450,000 in cash within thirty (30) days of Granite’s receipt of the Section 7 Termination Notice, (b) all of the incentive stock options issued to the Officer under this Agreement shall become fully vested and exercisable immediately upon receipt by

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Granite of the Section 7 Termination Notice, (c) the Employers and the Officer will enter into the Consulting and Noncompetition Agreement (as defined below), and (d) if the Officer has been relocated to Hickory or its vicinity prior to Granite’s receipt of the Section 7 Termination Notice and, within one year of the date of such notice, he notifies Granite in writing of his intention to move to another location outside of the Hickory area, the Employers shall reimburse the Officer for his reasonable moving and relocation expenses incurred in connection with such move (not to exceed the reasonable expenses that would be required to move the Officer to Mecklenburg County, North Carolina); provided, however, that such move must be completed by the first anniversary of the date of the Section 7 Termination Notice. In addition, if the Employers have terminated the Officer’s employment under this Agreement for any reason other than for “Cause” pursuant to Section 13(d) prior to the second anniversary of the Commencement Date, in lieu of any salary or other benefits otherwise payable to the Officer under this Agreement as a result of such termination, the Officer shall receive the payments and other benefits set forth in this Section 7. Notwithstanding anything to the contrary in this Agreement, if the Board and the Bank Board fail to nominate the Officer for a position as President and Chief Operating Officer because the Officer has died or become Disabled (as defined in Section 13(c)) or for any reason that would constitute “Cause” pursuant to Section 13(d), the Officer shall have no rights under this Section 7 and (ii) if the payment pursuant to clause (a) above and other benefits contemplated by this Section 7 would constitute a parachute payment (including, without limitation, the vesting of any rights) within the meaning of Section 280G(b)(3) of the Internal Revenue Code, as amended (the “Code"), but for the operation of this clause (ii), such payment shall be reduced to the extent necessary to cause the aggregate present value of all payments (including, without limitation, the vesting of any rights) contemplated by this Section 7, not to exceed 2.99 times the Base Amount (as defined below), all within the meaning of Code § 280G. The parties intend for the preceding sentence to be interpreted and applied to prevent the Officer from receiving, pursuant to this Section 7, an excess parachute payment within the meaning of Code § 280G. For purposes of this Section, “Base Amount” has the meaning given to it in Code § 280G (which amount is generally the average annual compensation payable during the most recent five tax years ending before the year in which the Commencement Date falls, as reflected on Forms W-2 for the relevant periods). For purposes of this Section, “Consulting and Noncompetition Agreement” means an agreement, on terms to be mutually agreed among the Officer and the Employers, pursuant to which the Officer would agree to provide consulting services to the Employers for three years following the termination of his employment by Employers concerning the businesses he had managed for Employers during his employment, and agreeing not to compete with the Employers on the terms described in Section 11(b) hereof, and providing that the Officer would be paid $90,000 per year for three years in exchange for his services and noncompetition covenants under such agreement.

     Section 8. Automobile. For the period from the Commencement Date through the date the Officer’s employment with the Employers is terminated, the Employers shall provide the Officer an automobile leased by the Employers for his use in connection with his employment under this Agreement. Such automobile shall be similar in terms of make and model to the automobile used by the Officer in connection with his employment with First Commerce Bank immediately prior to the Commencement Date.

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     Section 9. Relocation Expenses. If and when the Board requests the Officer to move his residence to Hickory, North Carolina or its vicinity, the Employers shall reimburse the Officer for his reasonable moving and relocation expenses.

     Section 10. Term. Unless sooner terminated as provided in this Agreement and except as otherwise provided in Section 14, the term of this Agreement and the Officer’s employment hereunder shall be for a period commencing on the date hereof (the “Commencement Date") and continuing until the close of business on the third anniversary of the Commencement Date; provided, however, that on each anniversary of the Commencement Date, the term shall be extended for a period of one (1) year unless the Employers or the Officer gives written notice at least ninety (90) days prior to such anniversary that the Term shall not be extended and shall be fixed at its then existing duration (the “Term").

     Section 11. Noncompetition and Confidentiality. The Officer hereby acknowledges and agrees that: (i) in the course of his service as an executive officer of the Employers, he will gain substantial knowledge of and familiarity with the Employers’ customers and its dealings with them, and other Confidential Information (as defined below) concerning the Employers’ business, all of which constitute valuable and privileged assets that are particularly sensitive due to the fiduciary responsibilities inherent in the banking business; and (ii) in order to protect the Employers’ interest in and to assure the benefit of their businesses, it is reasonable and necessary to place certain restrictions on the Officer’s ability to Compete (as defined below) against the Employers and on his disclosure of Confidential Information. For that purpose, and in consideration of the Employers’ agreements contained herein, the Officer covenants and agrees as provided below:

     (a)  Confidentiality Covenant. All Confidential Information shall be considered and kept by the Officer as the confidential, private and proprietary property of the Employers. At all times during and following the Term, and except as shall be required in the course of the performance by the Officer of his duties on behalf of the Employers or permitted by a direct, written authorization of the Board or the Bank Board, as applicable, he will not divulge any Confidential Information to any Person (as defined below) not employed by one of the Employers or a subsidiary thereof (except as required by applicable laws or regulations, rules or orders promulgated thereunder), remove any such Confidential Information in written or other recorded form from the Employers’ premises, or make any use of any Confidential Information for his own purposes or for the benefit of any Person other than the Employers. Following the termination of the Officer’s employment with the Employers, this Section 11(a) shall not apply to the disclosure of any information which then is in the public domain (provided that the Officer was not responsible, directly or indirectly, for permitting such information to enter the public domain without the consent required herein) or which was obtained by the Officer from a Person (as defined below) who is not obligated under an agreement of confidentiality with respect to such information.

     (b)  Noncompetition. In consideration of employment of the Officer, during the Term and for a period of eighteen (18) months following the termination of the Officer’s employment with the Employers under this Agreement, the Officer agrees that he will not, within: fifty (50) miles of any office of the Employers or any of their subsidiaries; Burke County, North Carolina; Mecklenburg County, North Carolina; Caldwell County, North Carolina; Catawba County, North

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Carolina (collectively, the “Territory"); directly or indirectly, own, manage, operate, join, control or participate in the management, operation or control of, or be employed by, an independent contractor (as a consultant or otherwise) of, or connected in any manner with, any Person who Competes with either of the Employers or their subsidiaries, without the prior written consent of the Board. Notwithstanding the foregoing, (i) the Officer shall be free, without such consent, to purchase or hold as an investment or otherwise up to five percent (5%) of the outstanding equity interests of any Person which has any class of equity interests listed on any national securities exchange or which has transactions in a class of its equity interests quoted on The Nasdaq Stock Market or other over-the-counter market or inter-dealer quotation system, (ii) the Officer may be employed by a Person who Competes with either of the Employers or their subsidiaries in an area or unit of such Person’s business whose products, services or activities do not compete with the products or activities of Granite, (iii) the Officer may be employed with a Person who Competes with either of the Employers in a position that is not otherwise exempt from the overtime provisions of the Fair Labor Standards Act to the extent such position does not involve the exercise by the Officer of management or supervisory responsibilities or utilize any Confidential Information, and (iv) the covenants in this Section 11(b) shall cease to apply to the Officer upon the sale or transfer of all or substantially all of the assets of either Employer (except to an Affiliate of an Employer) or upon the occurrence of a transaction, including a sale or transfer of capital stock or a merger involving either Employer, after which a Person (other than a Person controlled by or under common control with Granite prior to such transaction) acquires more than 50% of the voting capital stock of either Employer.

     (c)  Remedies for Breaches. The Officer understands and agrees that a breach by him of the covenants contained in Section 11(a) or Section 11(b) will be deemed a material breach of this Agreement and will cause irreparable injury to the Employers, and that it would be difficult to ascertain the amount of monetary damages that would result from any such breach. In the event of the Officer’s actual or threatened breach of the covenants contained in Section 11(a) or Section 11(b), either of the Employers shall be entitled to bring a civil action seeking an injunction restraining the Officer from breaching or continuing to breach those covenants or from any threatened breach thereof, or any other legal or equitable relief relating to the breach of such covenants. The Officer agrees that, if either of the Employers institutes any action or proceeding against him seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach of any of such covenants, he shall be deemed to have waived any claim or defense that such Employer has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that an adequate remedy at law exists. The exercise by an Employer of any such right, remedy, power or privilege, however, shall not preclude such Employer from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of the Employers.

     If any provision or part of Section 11 is held to be unenforceable because of the duration of such provision or the geographic area covered thereby as provided in Section 11(b), the parties hereto agree to modify such provision, or that the court making such determination shall have the power to modify such provision, to reduce the duration or area of such provision or both, or to delete specific words or phrases herefrom (“blue-penciling"), and, in its reduced or blue-penciled form, such provision shall then be enforceable and shall be enforced.

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     Notwithstanding anything contained to the contrary, the Officer agrees that the provisions of Section 11(a) and Section 11(b) and the remedies provided in this Section 11(c) for a breach shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair, the rights of the Employers under the Trade Secrets Protection Act contained in Article 24, Chapter 66 of the North Carolina General Statutes, or any other state or federal law or regulation dealing with or providing a remedy for this wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.

     (d)  Survival of Covenants. The Officer’s covenants and agreements and the Employers’ rights and remedies provided for in this Section 11 shall survive any termination of this Agreement or the Officer’s employment with the Employers.

     (e)  Covenants of Section 11(a) and Section 11(b) are Essential and Independent Covenants. The covenants by the Officer in Section 11(a) and Section 11(b) are essential elements of this Agreement, and without the Officer’s agreement to comply with such covenants, the Employers would not have entered into this Agreement or employed or continued the employment of the Officer. The Employers and the Officer have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employers. The Officer’s covenants in Section 11(a) and Section 11(b) are independent covenants and the existence of any claim by the Officer against either Employer under this Agreement or otherwise, shall not excuse the Officer’s breach of any covenant in Section 11(a) and Section 11(b). If the Officer’s employment hereunder expires or is terminated, this Agreement shall continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Officer in Section 11(a) and Section 11(b).

     (f)  Definitions. For purposes of this Agreement:

(i) “Confidential Information” means any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (financial or otherwise) regulatory examinations, financial results and condition, lending and deposit operations, customers (including lists of customers and information regarding their accounts and business dealings with either of the Employers), policies and procedures, computer system and software, shareholders, employees, officers and directors of or relating to either of the Employers and generated, compiled or maintained by or on behalf of either of the Employers; provided, however, that Confidential Information shall not include any information that is in the public domain other than through actions of the Officer in violation of this Agreement or through the improper act of a Person who owes a duty of confidentiality to the Employers or any of their subsidiaries.

(ii) A Person that “Competes” means a Person that (A) solicits or secures deposits from any Person, (B) solicits or makes loans to any Person, (C) offers or engages in the provisions of trust services, (D) induces or attempts to induce any Person who was a customer of either of the Employers or their subsidiaries or any of its Affiliates at the time of the termination of the Officer’s employment to change the customer’s depository, loan, trust, or other banking relationship from either of the Employers or their

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subsidiaries to another financial institution or financial services entity, (E) provides credit card services, or (F) otherwise provides any type of commercial banking or trust services, in each case within the Territory.

(iii) “Person” means (A) an individual or a corporation, partnership (limited or general), trust, limited liability company, business, association (mutual or stock, and including a mutual holding company), joint venture, pool, syndicate, unincorporated organization or any other form of entity; and (B) any Affiliate (as defined below) of any individual or entity listed in item (A).

(iv) “Affiliate” means any Person who controls, is under control with, or is controlled by the Person to whom reference is being made; and for the purposes of this definition of Affiliate, control shall be deemed to exist in a Person who beneficially owns ten percent (10%) or more of the outstanding equity interests (or options, warrants or other rights to acquire such equity interests) of another Person.

     Section 12. Standards. The Officer, in the execution of his duties and responsibilities under this Agreement, shall at all times and in all respects comply with the policies of the Board, the Bank Board and the Chief Executive Officer of Granite, including any code of business conduct or code of ethics adopted by the Board or the Bank Board for application to the Employers’ employees, and with all applicable statutes and with all rules, regulations, administrative orders, statements or policy and other pronouncements or standards promulgated by any Regulatory Authority (as defined below).

     Section 13. Termination and Termination Pay.

     (a)  The Officer may terminate his employment under this Agreement at any time upon sixty (60) days’ written notice to the Board and the Board Board. Subject to Section 7, upon such termination, the Officer shall be entitled to receive payment of his Base Salary and all benefits and other compensation earned, vested, accrued or accruing through the effective date of such termination; provided, however, that the Board and the Bank Board, in their sole discretion, may elect for the Officer not to serve out part or all of said notice period.

     (b)  The Officer’s employment under this Agreement shall be terminated upon his death. Upon any such termination, the Officer’s estate shall be entitled to receive promptly payment of his Base Salary and all benefits and other compensation earned, vested, accrued or accruing through the date of his death.

     (c)  The Officer’s employment under this Agreement shall be terminated upon his becoming Disabled (as defined below). During the Term, the Employers shall provide the Officer with the benefits of a disability insurance policy or policies comparable to the policy provided to other senior executive officers of the Bank from time to time, subject to the eligibility requirements related to such insurance, and providing a disability benefit to the Officer of not less than $8,580 per month. For purposes of this Agreement, “Disabled” means that, for a period of 120 consecutive days, or an aggregate of 180 days during any 12-month period, the Officer is unable to perform satisfactorily his duties and responsibilities under this Agreement by reason of physical incapacity or mental impairment, as determined by an impartial and reputable

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physician practicing within Mecklenburg County, North Carolina, selected by mutual agreement of the Officer and the Bank, or failing such agreement, by two (2) physicians practicing within Mecklenburg County, North Carolina (one (1) shall be selected by the Bank and one (1) selected by the Officer), and the determination of such physician or physicians as to whether the Officer has become Disabled shall be final and binding on the Officer and the Employers. The Bank shall pay the reasonable fees and expenses of such physician or physicians in making any determination required under this Section 13(c).

     (d)  The Board and the Bank Board may terminate the Officer’s employment under this Agreement at anytime for any reason with or without Cause (as defined below); provided, however, that, subject to Section 7, upon any such termination, the Officer shall continue to receive his Base Salary for the applicable Payment Period (as defined below); and, provided further that, subject to Section 7, any such termination by the Board and the Bank Board shall not prejudice the Officer’s right to receive all compensation (in addition to Base Salary) or benefits payable to, or receivable by, him under this Agreement during the applicable Payment Period. The Officer shall receive his Base Salary and all other compensation or benefits payable to, or receivable by, him under this Agreement for the following periods (each a “Payment Period”) upon any of the following events: (i) following any termination without Cause (except as described in the following item (ii)), the Payment Period shall be the remainder of the Term; (ii) following the second written notice to the Officer from the Board and the Bank Board of a less than satisfactory performance rating (which rating and second notice may not be given less than one hundred eighty-one (181) days after the first such rating and written notice), the Payment Period shall be six (6) months; and (iii) following any termination for Cause, there shall be no Payment Period.

     For purposes of this Agreement, “Cause” means:

(i) A determination by the Board and the Bank Board, acting reasonably and in good faith, that the Officer has (A) breached in any material respect any material term or condition of this Agreement, or (B) engaged in willful misconduct that is having or is reasonably likely to have a material adverse effect on the Employers’ business, reputation or business prospects. Prior to any termination by the Board of the Officer’s employment for Cause under this subparagraph, the Board and the Bank Board shall give the Officer written notice describing the basis for termination and, if during a period of thirty (30) days following such notice the Officer cures or corrects the same to the reasonable satisfaction of the Board and the Bank Board, then the Officer’s employment shall not be terminated and this Agreement shall remain in full force and effect. Notwithstanding the above, if the Board has given written notice to the Officer on two previous occasions of (x) the same or a substantially similar material breach, failure, refusal or event of willful misconduct or (y) a material breach, failure, refusal or event of willful misconduct that the Board determines in good faith to be of substantially similar import, then termination for Cause under this Section 13(d) shall be effective immediately and the Officer shall have no right to cure or correct such material breach or event of willful misconduct;

(ii) The violation by the Officer of any applicable federal or state law, or any applicable rule, regulation, order or statement of policy promulgated thereunder by any governmental agency or authority having jurisdiction over either Employer, including

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without limitation the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks, the Board of Governors of the Federal Reserve Board or any other banking regulator (a “Regulatory Authority"), that results from the Officer’s gross negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or policy statement and that has or is reasonably likely to have a material adverse effect on any of the Employers’ businesses or their respective reputations or business prospects.

(iii) The Officer’s commission in the course of his employment with the Employers of an act of fraud, embezzlement, dishonesty or theft (whether or not resulting in criminal prosecution or conviction);

(iv) The Officer is convicted of or indicted for, or enters a guilty plea or a plea of no contest with respect to, any felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance that disqualifies the Officer from serving as an employee or executive officer of either of the Employers or any of their Affiliates;

(v) The issuance by a Regulatory Authority of a final and non-appealable finding or order removing, suspending, or prohibiting the Officer from participating in the conduct of either of the Employer’s affairs;

(vi) The Officer’s appropriation (or attempted appropriation) of a business opportunity of either Employer, including any attempt to secure or securing a material personal profit in connection with any transaction entered into on behalf of either Employer; or

(vii) The occurrence of any event resulting in the Officer being excluded from coverage, or having coverage limited as to the Officer as compared to other covered officers or employees, under the Employers’ then current “blanket bond” or other fidelity bond or insurance policy covering its directors, officers or employees or the directors, officers or employees of its Affiliates.

     Section 14. Additional Regulatory Requirements and Events.

     (a)  If any Regulatory Authority suspends and/or prohibits the Officer from participating in the conduct of the affairs of Granite or the Bank, the Employers’ obligations hereunder shall be suspended as of the date of notice of such action unless stayed by appropriate proceedings. If the suspension or prohibition is lifted or dismissed, all of the Employers’ obligations that were suspended shall be reinstated. If such suspension or prohibition becomes final and non-appealable, this Agreement shall terminate, and such termination shall be deemed a termination for Cause (as defined in Section 13(d) above).

     (b)  The Employers’ obligations to provide compensation or other benefits to the Officer under this Agreement shall be terminated or limited to the extent required by any final regulation or order of the Federal Deposit Insurance Corporation that limits or prohibits any

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“golden parachute payment” as defined therein, but only to the extent that the compensation or payments to be provided by the Employers under this Agreement are so prohibited or limited.

     (c)  Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that the Employers shall not be required to make any payment or take any action under this Agreement if (i) Granite or the Bank is declared by any Regulatory Authority to be insolvent, in default or operating in an unsafe or unsound manner, (ii) such payment or action is prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (iii) such payment or action otherwise would be prohibited by any Regulatory Authority; provided that if only one of Granite or the Bank is prohibited from fulfilling its obligations under this Agreement in one of the circumstances described above, the other shall remain obligated to fulfill such obligations.

     Section 15. Representations and Warranties by the Officer. The Officer represents and warrants to the Employers that the execution and delivery by the Officer of this Agreement do not, and the performance by the Officer of his obligations hereunder will not, with or without the giving of notice or the passage of time, or both, (a) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to the Officer or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Officer is a party or by which he is or may be bound.

     Section 16. Post-Employment Cooperation. After the termination of his employment hereunder, the Officer agrees to cooperate with and provide assistance to the Employers and their legal counsel in connection with any litigation (including arbitration or administrative hearings) or investigation affecting an Employer, in which, in the reasonable judgment of the Employers’ counsel, the Officer’s assistance or cooperation is needed. The Employers will reimburse the Officer for his reasonable out-of-pocket expenses in connection with providing such assistance.

     Section 17. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to the Employers:	Bank of Granite Corporation Bank of Granite P.O. Box 128 Granite Falls, North Carolina 28630 Attention: John A. Forlines, Jr. Facsimile No.:(828) 496-2116

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With a copy to:	Robinson, Bradshaw & Hinson, P.A. 101 N. Tryon Street, Suite 1900 Charlotte, North Carolina 28246 Attention: Henry H. Ralston Facsimile No. (704) 378-4000

If to the Officer:	Wesley W. Sturges

____________________________________

_____________________________________

Facsimile No.: __________________________

With a copy to:	Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. 2000 Renaissance Place 230 North Elm Street Greensboro, North Carolina 27420 Attention: Robert A. Singer Facsimile No.: (336) 378-1001

     Section 18. Successors and Assigns.

     (a)  This Agreement shall inure to the benefit of and be binding upon the Employers and the Officer and their respective successors and assigns. Each of Granite and the Bank will require any successor to it (whether direct or indirect, by stock or asset purchase, merger, consolidation or otherwise) to all or substantially all of its business or more than fifty percent (50%) of its assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent it would be required to perform it if no such succession had taken place. As used in this paragraph, “Granite” and the “Bank” shall mean Granite and the Bank as hereinbefore defined and any successor to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     (b)  The Employers are contracting for the unique and personal skills of the Officer. Therefore, the Officer shall be precluded from assigning or delegating his rights, duties or responsibilities hereunder.

     Section 19. Modification; Waiver; Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by each Employer and the Officer. No waiver by any party hereto, at any time, of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by each Employer and the Officer, except as herein otherwise provided. Notwithstanding any provision hereof, the Board or the Bank Board may increase any compensation or benefit payable to, or receivable by, the Officer under this Agreement.

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     Section 20. Applicable Law. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to govern.

     Section 21. Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of North Carolina, County of Mecklenburg, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of North Carolina, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

     Section 22. Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Sections” refer to the corresponding Sections of this Agreement unless otherwise specified. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

     Section 23. Mitigation and Offset. If Officer’s employment is terminated at any time during the first two years of the Commencement Date, or if terminated pursuant to a Section 7 Termination Notice, Officer shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment and, except for payments under the Consulting and Noncompetition Agreement or payments under the company’s disability insurance policy, and except as provided in Section 7 hereof, no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Officer in any subsequent employment. If Officer’s employment hereunder is terminated after the second anniversary of the Commencement Date and not pursuant to a Section 7 Termination Notice, any payments and benefits that Officer is entitled to after such termination pursuant to this Agreement (except for any reimbursement of expenses pursuant to Section 16 hereof) shall be reduced by the amount and to the extent of any compensation or benefits provided to Officer by any subsequent employment, but Officer shall not be under an affirmative duty in such circumstances to seek alternative employment.

     Section 24. Disputes. In the event any dispute shall arise between the Officer and Granite, the Bank or the Board (and the Bank Board) as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action taken by the Officer to enforce the terms of this Agreement or in defending against any action taken by Granite and/or the Bank, unless the Officer shall have received no recovery or other relief on his claims or shall have not prevailed on his defenses, the Employers shall reimburse the Officer for all costs and expenses, including reasonable attorneys’ fees, incurred by him in such disputes or proceedings.

     Section 25. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

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     Section 26. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal to be effective as of the day and year first hereinabove written.

BANK OF GRANITE CORPORATION

By:

Name:

Title:

[CORPORATE SEAL]

ATTEST:

BANK OF GRANITE

By:

Name:

Title:

[CORPORATE SEAL]

ATTEST:

WESLEY W. STURGES
(SEAL)

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